               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     TRIARC COMPANIES, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)

..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                                 [TRIARC LOGO]

                             TRIARC COMPANIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT



--------------------------------------------------------------------------------
                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY
--------------------------------------------------------------------------------



                             TUESDAY, JUNE 4, 2002
                                 AT 12:00 NOON
                   AT THE OFFICES OF BEAR STEARNS & CO., INC.
                         383 MADISON AVENUE, 2ND FLOOR
                               NEW YORK, NEW YORK

[TRIARC LOGO]

                             TRIARC COMPANIES, INC.
                                280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000

                                                                  April 25, 2002

Dear Stockholders:

    It is our pleasure to invite you to join us at the 2002 Annual Meeting of Stockholders of Triarc Companies, Inc. which will be held at 12:00 noon, local time, on Tuesday, June 4, 2002, in Auditoriums C and D, at the offices of Bear Stearns & Co., Inc., 2nd Floor, 383 Madison Avenue, New York, New York 10167. The Board of Directors and management hope that many of you will be able to attend in person.

    At the meeting, we will report to you on the Company's current operations and outlook and hold a question and discussion period. In addition, you will be asked to consider and vote on the election of nine (9) directors, approval of the 2002 Equity Participation Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors has unanimously approved these proposals and recommends that you vote FOR each of them.

    The formal notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                                          Sincerely,


                          NELSON PELTZ                   PETER W. MAY

                          NELSON PELTZ                   PETER W. MAY
                          Chairman and Chief             President and Chief
                          Executive Officer              Operating Officer

[TRIARC LOGO]

                             TRIARC COMPANIES, INC.
                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 4, 2002
                             12:00 NOON, LOCAL TIME

                              -------------------

    The 2002 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Tuesday, June 4, 2002, at 12:00 noon, local time, in Auditoriums C and D, at the offices of Bear Stearns & Co., Inc., 2nd Floor, 383 Madison Avenue, New York, New York 10167, for the following purposes:

        (1) to elect nine (9) directors to hold office as specified in the accompanying Proxy Statement;

        (2) to take action with respect to the adoption of the Company's 2002 Equity Participation Plan;

        (3) to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants; and

        (4) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock at the close of business on April 8, 2002. All such stockholders of record are invited to attend the Meeting. As a result of heightened security concerns, admission to the Meeting will be by ticket only and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the proxy card and retain the top portion of your proxy card, which serves as your admission ticket. If you are a beneficial owner (your shares are held by a bank, broker or other holder of record) and you plan to attend the Meeting, the left side of your voting information form is your admission ticket. The Proxy Statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

                                          By Order of the Board of Directors

                                          STUART I. ROSEN

                                          STUART I. ROSEN
                                          Secretary

April 25, 2002

--------------------------------------------------------------------------------
       YOUR VOTE IS IMPORTANT! STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.
--------------------------------------------------------------------------------

                             TRIARC COMPANIES, INC.
                                280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000

                              -------------------
                                PROXY STATEMENT
                              -------------------

                                  INTRODUCTION

GENERAL

    The accompanying proxy is solicited by the Board of Directors (the 'Board of Directors' or the 'Board') of Triarc Companies, Inc. (the 'Company' or 'Triarc') in connection with the 2002 Annual Meeting of Stockholders of the Company (the 'Meeting'), to be held on Tuesday, June 4, 2002, at 12:00 noon, local time, in Auditoriums C and D, at the offices of Bear Stearns & Co., Inc., 2nd Floor,
383 Madison Avenue, New York, New York and at any adjournment or postponement of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on or about April 26, 2002. The mailing address of the Company's principal executive office is 280 Park Avenue, New York, New York 10017.

    When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the nine (9) nominees for directors named below and FOR Proposals (2) and (3). The Company does not have cumulative voting in the election of directors. Under the Company's By-Laws (the 'By-Laws'), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company at the address provided above.

    Only holders of the Company's Class A Common Stock, par value $.10 per share (the 'Class A Common Stock'), at the close of business on April 8, 2002, their authorized representatives and guests of the Company will be able to attend the Meeting. As a result of heightened security concerns, admission to the Meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, your admission ticket is the left side of your voting information form. In addition, you can obtain an admission ticket in advance by writing to Investor Relations, Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

    Tickets may be issued to others at the discretion of the Company.

VOTING SECURITIES

    All holders of record of the Company's Class A Common Stock, at the close of business on April 8, 2002 are entitled to vote on all business of the Meeting. At the close of business on such day, the Company had 20,460,429 shares of Class A Common Stock outstanding and entitled to vote at the Meeting. Each share of Class A Common Stock entitles the holder to one vote per share. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum. Broker 'non-votes' and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at the Meeting. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

    Under the General Corporation Law of the State of Delaware (the 'Delaware Law'), the state in which the Company is incorporated, the Company's Certificate of Incorporation and the By-Laws, if a quorum is present at the Meeting, the affirmative vote of a plurality of the votes cast is required for the election of directors and the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposals (2) and (3). Under the Delaware Law, an abstention is not deemed to be a 'vote cast.' As a result, abstentions and broker 'non-votes' are not included in the tabulation of the voting results on the election of directors (Proposal (1)) and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions are included in the tabulation of the voting results on issues requiring the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting (Proposals (2) and (3)) and have the effect of votes in opposition in such tabulations, while broker 'non-votes' are not included in the tabulation of the voting results on such issues and therefore do not have the effect of votes against in such tabulations.

    The Company has been informed that the 5,982,867 shares of Class A Common Stock (constituting approximately 29.2% of the outstanding shares of Class A Common Stock as of April 8, 2002) owned by DWG Acquisition Group, L.P., a Delaware limited partnership of which Nelson Peltz and Peter W. May are the sole general partners ('DWG Acquisition'), will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the nine
(9) nominees for director named below and FOR Proposals (2) and (3).

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    It is recommended that the nine (9) nominees herein named be elected as directors of the Company, with each director to hold office until the next Annual Meeting of Stockholders, and until his successor is elected and qualified or until his prior death, resignation or removal. All of the nine (9) nominees are presently serving as directors of the Company and were elected directors at the Annual

Meeting of Stockholders held on June 21, 2001 to serve until the next annual meeting of the Company's stockholders and until such director's successor is duly chosen and qualified or until his prior death, resignation or removal. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

    Certain information regarding each person nominated by the Board of Directors, including his principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
Nelson Peltz.........................  Mr. Peltz has been a director and the Chairman and Chief
                                         Executive Officer of the Company since April 1993. Since
                                         then, he has also been a director or manager and officer
                                         of certain of the Company's subsidiaries. He is also a
                                         general partner of DWG Acquisition, whose principal
                                         business is ownership of securities of the Company. From
                                         its formation in January 1989 to April 1993, Mr. Peltz was
                                         Chairman and Chief Executive Officer of Trian Group,
                                         Limited Partnership ('Trian'), which provided investment
                                         banking and management services for entities controlled by
                                         Mr. Peltz and Mr. May. From 1983 to December 1988, he was
                                         Chairman and Chief Executive Officer and a director of
                                         Triangle Industries, Inc. ('Triangle'), which, through
                                         wholly-owned subsidiaries, was, at that time, a
                                         manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz is the father of Andrew Peltz, Vice
                                         President -- Investment Services of Triarc. Mr. Peltz is
                                         59 years of age.

Peter W. May.........................  Mr. May has been a director and the President and Chief
                                         Operating Officer of the Company since April 1993. Since
                                         then, he has also been a director or manager and officer
                                         of certain of the Company's subsidiaries. He is also a
                                         general partner of DWG Acquisition. From its formation in
                                         January 1989 to April 1993, Mr. May was President and
                                         Chief Operating Officer of Trian. He was President and
                                         Chief Operating Officer and a director of Triangle from
                                         1983 until December 1988. Mr. May has also served as a
                                         director of Encore Capital Group, Inc. (formerly MCM
                                         Capital Group, Inc.) since February 1998. Mr. May is the
                                         father of Jonathan P. May, a Senior Vice President of
                                         Triarc and Chairman of the Triarc Restaurant Group. Mr.
                                         May is 59 years of age.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
Hugh L. Carey........................  Mr. Carey has been a director of the Company since June
                                         1994. He was an Executive Vice President of W.R. Grace & Co.
                                         ('Grace') from 1987 to December 31, 1995. From 1993 to
                                         December 1995, he served Grace as director of its
                                         Government Relations Division, and from 1987 until 1993,
                                         he ran Grace's office of environmental policy. Mr. Carey
                                         was the Governor of the State of New York from 1975 until
                                         1983 and a member of Congress from 1960 until 1975. From
                                         1991 until 1993, he was Chairman of the National Institute of Former Governors. Mr. Carey is also a director of China
                                         Trust Bank, and Of Counsel to Winston & Strawn. Mr. Carey
                                         is 83 years of age.

Clive Chajet.........................  Mr. Chajet has been a director of the Company since June
                                         1994. He has been Chairman of Chajet Consultancy, L.L.C., a consulting firm specializing in identity and image
                                         management, since January 1997. Prior to that time, Mr.
                                         Chajet was Chairman of Lippincott & Margulies Inc., also a consulting firm specializing in identity and image
                                         management, from 1983 to January 1997. Mr. Chajet is 65
                                         years of age.

Joseph A. Levato.....................  Mr. Levato has been a director of the Company since June
                                         1996. Mr. Levato served as Executive Vice President and
                                         Chief Financial Officer of Triarc from April 1993 to
                                         August 1996. He also served as Executive Vice President
                                         and Chief Financial Officer of certain of Triarc's
                                         subsidiaries from April 1993 to August 1996. Prior to
                                         April 1993, he was Senior Vice President and Chief
                                         Financial Officer of Trian from January 1992 to April
                                         1993. From 1984 to December 1988, he served as Senior Vice
                                         President and Chief Financial Officer of Triangle. Mr.
                                         Levato is 61 years of age.

David E. Schwab II...................  Mr. Schwab has been a director of the Company since October
                                         1994. Mr. Schwab has been a Senior Counsel of Cowan,
                                         Liebowitz & Latman, P.C., a law firm, since January 1,
                                         1998. Prior to that time, he was a partner of Schwab
                                         Goldberg Price & Dannay, a law firm, for more than five
                                         years. Mr. Schwab also serves as Chairman of the Board of
                                         Trustees of Bard College. Mr. Schwab is 70 years of age.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
Jeffrey S. Silverman.................  Mr. Silverman has been a director of the Company since May
                                         1999. Mr. Silverman has been Chairman and co-founder of JLS
                                         Capital Partners, LLC, an investment firm, since August
                                         1997, and since January 2000, Chairman and Chief Executive
                                         Officer of BrandPartners Group, Inc., which, through its
                                         subsidiaries, provides merchandising, branch planning,
                                         creative services and online database solutions to its
                                         clients. From January 1983 until August 1997, Mr.
                                         Silverman served as Chief Executive Officer of PLY-GEM
                                         Industries, Inc., a home improvement building products
                                         supplier, and he served as its Chairman from February 1986 through August 1997. Mr. Silverman is 56 years of age.

Raymond S. Troubh....................  Mr. Troubh has been a director of the Company since June
                                         1994. He has been a financial consultant since prior to
                                         1989. Mr. Troubh is a director of ARIAD Pharmaceuticals,
                                         Inc., Diamond Offshore Drilling, Inc., General American
                                         Investors Company, Gentiva Health Services, Inc., Health
                                         Net, Inc., Hercules Incorporated, Starwood Hotels &
                                         Resorts, Inc. and WHX Corporation. He is also a trustee of
                                         Petrie Stores Liquidating Trust. Mr. Troubh was appointed
                                         to the Enron Corp. board of directors after the events
                                         that led to its filing on December 2, 2001 for protection
                                         under Chapter 11 of the United States Bankruptcy Code. Mr.
                                         Troubh is, in fact, one of co-authors of the 'Powers
                                         Report,' which investigated those events. Mr. Troubh is 75 years of age.

Gerald Tsai, Jr. ....................  Mr. Tsai has been a director of the Company since October
                                         1993. Mr. Tsai is a private investor. From February 1993 to
                                         October 1997, he was Chairman of the Board, President and
                                         Chief Executive Officer of Delta Life Corporation, a life
                                         insurance and annuity company with which Mr. Tsai became
                                         associated in 1992. Mr. Tsai also serves as a director of
                                         Sequa Corporation, Zenith National Insurance Corporation
                                         and Saks Incorporated. He is a trustee of Boston
                                         University, the Mount Sinai-NYU Medical Center Board and
                                         the New York University School of Medicine Foundation
                                         Board. Mr. Tsai is 73 years of age.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NINE (9) NOMINEES NAMED ABOVE.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of Triarc, all of whom are U.S. citizens.

               NAME                  AGE                        POSITIONS
               ----                  ---                        ---------
Nelson Peltz.......................  59    Director; Chairman and Chief Executive Officer

Peter W. May.......................  59    Director; President and Chief Operating Officer

Michael C. Howe....................  49    President and Chief Executive Officer of the Triarc
                                             Restaurant Group

Brian L. Schorr....................  43    Executive Vice President, General Counsel, and
                                             Assistant Secretary

Jonathan P. May....................  35    Senior Vice President; Chairman of the Triarc
                                             Restaurant Group

Francis T. McCarron................  45    Senior Vice President and Chief Financial Officer

Jarrett B. Posner..................  32    Senior Vice President -- Corporate Finance

Stuart I. Rosen....................  42    Senior Vice President and Associate General Counsel,
                                             and Secretary

Fred H. Schaefer...................  57    Senior Vice President and Chief Accounting Officer

Anne A. Tarbell....................  43    Senior Vice President -- Corporate Communications
                                           and Investor Relations

    Set forth below is certain additional information concerning the persons listed above (other than Messrs. Peltz and May, for whom such information has been provided under 'Nominees for Election' above).

    Michael C. Howe has been the President and Chief Executive Officer of the Triarc Restaurant Group since January 2001. From July 1999 to January 2001 he served as President and Chief Operating Officer of the Triarc Restaurant Group and certain of its subsidiaries. From February 1997 to July 1999, Mr. Howe was Senior Vice President, Operations of the Triarc Restaurant Group. From August 1995 to February 1997, Mr. Howe was a Regional Vice President for the Southeast Region of the Triarc Restaurant Group. He also served in a variety of positions within the KFC Division of PepsiCo from July 1990 to August 1995 including Vice President, Restaurant Support. Prior to entering the restaurant industry, Mr. Howe was employed for 12 years with Procter & Gamble in a number of different positions within the sales management functions.

    Brian L. Schorr has been Executive Vice President and General Counsel of Triarc and certain of its subsidiaries since June 1994. Prior thereto, Mr. Schorr was a partner of Paul, Weiss, Rifkind, Wharton & Garrison, a law firm which he joined in 1982. That firm provides legal services to Triarc and its subsidiaries.

    Jonathan P. May has been Senior Vice President of Triarc and Chairman of the Triarc Restaurant Group since January 2001. From July 1999 to January 2001 he served as Chief Executive Officer of the Triarc Restaurant Group and certain of its subsidiaries. From 1996 to July 1999, Mr. May was Vice President, Concept Development of the Triarc Restaurant Group. From 1995 to 1996, Mr. May was Vice President, Worldwide Planning of the Triarc Restaurant Group. Mr. May was Director, Corporate

Development of the Company from 1993 to 1995. Previously, Mr. May was employed by McKinsey & Co., Inc. from September 1989 to June 1991. Mr. May is the son of Peter W. May.

    Francis T. McCarron has been Senior Vice President and Chief Financial Officer of Triarc since June 30, 2001. Prior thereto, he was Senior Vice President -- Taxes of Triarc and certain of its subsidiaries since April 1993. Mr. McCarron served as Vice President -- Taxes of Trian from its formation in January 1989 to April 1993.

    Jarrett B. Posner has been Senior Vice President -- Corporate Finance of Triarc and Senior Vice President of certain of its subsidiaries since November 16, 2000. Prior thereto, he was Vice President, Corporate Development of Triarc since March 1998. Mr. Posner has held various corporate finance positions at Triarc since May 1993.

    Stuart I. Rosen has been Senior Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries since November 16, 2000. From August 1994 to November 2000 he served as Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries. Prior thereto, he was an associate with Paul, Weiss, Rifkind, Wharton & Garrison since 1985.

    Fred H. Schaefer has been Senior Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries since November 16, 2000. From April 1993 to November 2000 he served as Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries. Prior thereto, he was Vice President and Chief Accounting Officer of Trian from its formation in January 1989 to April 1993.

    Anne A. Tarbell has been Senior Vice President -- Corporate Communications and Investor Relations of Triarc, and Senior Vice President of certain of its subsidiaries, since May 1998. From June 1995 to April 1998, Ms. Tarbell was Vice President and Director -- Investor Relations of ITT Corporation and served as Assistant Director -- Investor Relations of ITT Corporation from August 1991 to May 1995.

    The term of office of each executive officer is until the organizational meeting of the Board following the next annual meeting of the Company's stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

BOARD MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

    Seven meetings of the full Board of Directors were held during the fiscal year ended December 30, 2001. Each incumbent director who is a nominee for reelection attended 75% or more of the meetings of the Board of Directors and its committees that he was eligible to attend in 2001.

    The Company has standing audit, nominating, and compensation committees whose current functions and members are described below. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these committees until the next annual meeting of stockholders.

    Audit Committee. The Audit Committee is composed of Messrs. Raymond S. Troubh (Chairman), Joseph A. Levato, David E. Schwab II and Jeffrey S. Silverman. This committee is charged with the responsibility of assisting the Board of Directors in overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee (i) reviews the Company's internal accounting controls and its annual consolidated financial statements, (ii) reviews with the

Company's independent certified public accountants the scope of their audit, their report and their recommendations, (iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them, (iv) recommends the action to be taken with respect to the appointment of the Company's independent certified public accountants and (v) reviews matters brought to its attention within the scope of its duties, including financial, legal or ethical matters relating to conflict of interest transactions. The Audit Committee met four times during 2001. The formal report of the Audit Committee with respect to fiscal year 2001 begins on page 25 herein.

    Nominating Committee. The Nominating Committee is composed of Messrs. Joseph
A. Levato (Chairman), Hugh L. Carey, David E. Schwab II, and Gerald Tsai, Jr. This committee is charged with the responsibility of considering and recommending individuals to be considered by the Board for membership on the Board of Directors. The Nominating Committee met once during 2001.

    The Nominating Committee will consider nominations for Board membership by stockholders. The Nominating Committee has adopted the following rules with respect to considering such nominations: (i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of (x) Class A Common Stock or (y) other classes of common stock or preferred stock, if any, entitled to vote for directors; (ii) the nomination must be received by the Nominating Committee at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.

    Compensation Committee and Performance Compensation Subcommittee. The Compensation Committee is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet, Joseph A. Levato and Jeffrey S. Silverman. The Compensation Committee is charged with the responsibility of (i) reviewing, advising and making recommendations with respect to employee salary and compensation plans, benefits and standards applicable to the executive officers of the Company, (ii) taking all actions with respect thereto that are not specifically reserved for the Board of Directors, and (iii) administering the Triarc Companies, Inc. 1997 Equity Participation Plan (the '1997 Plan'), the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the 'Deferral Plan') and such other salary or compensation plans as the Compensation Committee is designated to administer. The Compensation Committee met two times during 2001.

    The Performance Compensation Subcommittee (the 'Subcommittee' or the 'Performance Committee') of the Compensation Committee is composed of Messrs. Schwab (Chairman), Chajet and Silverman. The Subcommittee was established in August 1997 to assume certain functions which were previously the responsibility of the Compensation Committee. The Subcommittee's principal function is to administer the Triarc Companies, Inc. 1993 Equity Participation Plan, as amended (the '1993 Plan'), the 1998 Equity Participation Plan (the '1998 Plan'), the 1999 Executive Bonus Plan (the '1999 Executive Bonus Plan' or the '1999 Plan') and such other salary or compensation plans as the Subcommittee is designated to administer. Prior to the sale of the Snapple Beverage Group in October 2000, the Subcommittee also administered the Snapple Beverage Group, Inc. 1997 Stock Option Plan (the 'SBG Option Plan'). If the 2002 Equity Participation Plan is approved at the Meeting, it will be administered by the Performance Compensation Subcommittee. The Subcommittee met two times in 2001.

COMPENSATION OF DIRECTORS

    Each non-management director of the Company receives an annual retainer of $30,000 for serving on the Board. In addition, each non-management director of the Company receives $1,500 for each meeting of the Board or of a committee (or subcommittee) of the Board that such director attends. Under the 1998 Plan, each non-management director may elect to have all or a portion of the annual retainer and these meeting attendance fees paid in shares of Class A Common Stock rather than in cash. If approved at the Meeting, under the 2002 Plan each non-management director will continue to have the right to elect to have all or a portion of the annual retainer and the meeting attendance fees paid in shares of Class A Common Stock, rather than in cash (See Proposal 2. below). See 'Executive Compensation -- Certain Employment Arrangements with Executive Officers' below for certain information relating to compensation of the Company's management directors.

    In addition, pursuant to the 1998 Plan, each director of the Company who is not also an employee of the Company or any subsidiary receives options to purchase 15,000 shares of Class A Common Stock on the date of such director's initial election or appointment to the Board of Directors. On the date of each subsequent annual meeting of stockholders of the Company at which a director is reelected, such director receives options to purchase 4,000 shares of Class A Common Stock. If approved at the Meeting, upon the termination of the effectiveness of the foregoing provisions of the 1998 Plan, each director would be eligible to receive a similar number of options to purchase Class A Common Stock under the 2002 Plan upon his or her initial election or appointment to the Board of Directors or upon any reelection. (See Proposal 2. below).

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires Triarc's directors, executive officers, and persons who own more than ten percent of Triarc's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the 'SEC') and the New York Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish Triarc with copies of all Forms 3, 4 and 5 they file.

    Based solely on Triarc's review of the copies of such forms it has received, or written representations from certain reporting persons that no Form 5s were required for these persons, Triarc believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to 2001, except for the inadvertent omission by Mr. Silverman to file a report with respect to two transactions on a timely basis. When the inadvertent omission of the two transactions was discovered, Mr. Silverman promptly filed the appropriate report.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth the beneficial ownership as of April 8, 2002 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock (constituting the only class of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each executive officer whose name appears in the Summary Compensation Table below (the 'Named Officers') who was an executive officer of the Company as of April 8, 2002 and all directors and executive officers as a group.

Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

                                                           AMOUNT AND
                NAME AND ADDRESS OF                        NATURE OF
                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP             PERCENT OF CLASS
                  ----------------                    --------------------             ----------------
DWG Acquisition Group, L.P.  .......................    5,982,867 shares(1)                  29.2%
  1201 North Market Street
  Wilmington, DE 19801

Nelson Peltz .......................................    7,656,851 shares(1)(2)(3)            34.7%
  280 Park Avenue
  New York, NY 10017

Peter W. May .......................................    7,081,333 shares(1)(2)               32.9%
  280 Park Avenue
  New York, NY 10017

Neuberger Berman Inc. ..............................    1,021,175 shares(4)                   5.0%

Neuberger Berman, LLC
  605 Third Avenue
  New York, NY 10158

Hugh L. Carey.......................................       50,126 shares                      *

Clive Chajet........................................       39,800 shares(5)                   *

Joseph A. Levato....................................       51,200 shares                      *

David E. Schwab II..................................       40,063 shares                      *

Jeffrey S. Silverman................................       23,526 shares                      *

Raymond S. Troubh...................................       52,000 shares                      *

Gerald Tsai, Jr. ...................................        9,729 shares                      *

Eric D. Kogan.......................................      124,000 shares                      *

Brian L. Schorr.....................................      116,290 shares(6)                   *

Francis T. McCarron.................................       78,333 shares                      *

Directors and Executive Officers as a group
  (18 persons)......................................    9,723,720 shares                     40.5%

---------
*  Less than 1%

(1) The Company is informed that DWG Acquisition has pledged such shares to a financial institution on behalf of Messrs. Peltz and May to secure loans made to them.

(2) Includes 5,982,867 shares held by DWG Acquisition, of which Mr. Peltz and Mr. May are the sole general partners. The Company is informed that (i) a Peltz family limited partnership has pledged 21,200 shares owned by it to a financial institution to secure loans made to Mr. Peltz and (ii) Mr. May has pledged 9,000 shares owned by him to a financial institution to secure loans made to him.

(3) Includes 23,750 shares owned by a family limited partnership of which Mr. Peltz is a general partner. Mr. Peltz disclaims beneficial ownership of these shares.

(4) The information set forth herein with respect to Neuberger Berman, LLC ('Neuberger LLC') and Neuberger Berman, Inc. (the parent holding company of Neuberger LLC, 'Neuberger Inc.') is based solely on information contained in a Schedule 13G/A filed with the SEC on February 12, 2002 pursuant to the Exchange Act. Neuberger LLC and Neuberger Berman Management Inc.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    ('Neuberger Management'), serve as subadviser and investment manager, respectively, of Neuberger Inc.'s various mutual funds. Neuberger LLC and Neuberger Management are deemed to be beneficial owners of 1,021,175 shares of Class A Common Stock. These shares are included as shares over which Neuberger LLC and Neuberger Management have shared voting and dispositive power. Neuberger LLC and Neuberger Management disclaim beneficial ownership of an additional 103,100 shares of Class A Common Stock owned by employees in their own personal securities accounts.

(5) Includes 1,300 shares owned by Mr. Chajet's wife, as to which shares Mr. Chajet disclaims beneficial ownership.

(6) Includes 100 shares owned by a minor child of Mr. Schorr, as to which shares Mr. Schorr disclaims beneficial ownership.

                              -------------------
    The above beneficial ownership table includes options to purchase shares of Class A Common Stock which have vested or will vest within 60 days of April 8, 2002 by the following persons:

                                                                 NUMBER OF SHARES
                  NAME OF BENEFICIAL OWNER                    REPRESENTED BY OPTIONS
                  ------------------------                    ----------------------
Nelson Peltz................................................     1,623,334 shares
Peter W. May................................................     1,051,666 shares
Hugh L. Carey...............................................        32,000 shares
Clive Chajet................................................        32,000 shares
Joseph A. Levato............................................        41,000 Shares
David E. Schwab II..........................................        32,000 shares
Jeffrey S. Silverman........................................        20,000 shares
Raymond S. Troubh...........................................        32,000 shares
Gerald Tsai, Jr. ...........................................         6,000 shares
Eric D. Kogan...............................................       110,000 shares
Brian L. Schorr.............................................       110,000 shares
Francis T. McCarron.........................................        78,333 shares
Directors and Executive Officers as a group (18 persons)....     3,549,667 shares

                              -------------------

    Except for the arrangements relating to the shares described in footnote
(1) to the beneficial ownership table, there are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

                             EXECUTIVE COMPENSATION
                    REPORT OF THE COMPENSATION COMMITTEE AND
                    PERFORMANCE COMPENSATION SUBCOMMITTEE(*)

    The Compensation Committee's Role. The Compensation Committee of the Board of Directors (the 'Compensation Committee') is responsible for setting policy for compensation of executive officers of the Company, for reviewing and approving compensation programs for the executive officers of the Company (the 'Executive Compensation Program') and for administering the 1997 Plan and the Deferral Plan. The Performance Compensation Subcommittee's (the 'Subcommittee' or the 'Performance Committee') principal function is to administer the 1998 Plan, the 1999 Executive Bonus Plan and the 1993 Plan. Accordingly, the Subcommittee joins the Compensation Committee in this report.

    The Company's Executive Compensation Program is designed to motivate executives to achieve the Company's business objectives, with a particular emphasis on building the value of the Company. Key components of the Executive Compensation Program consist of base salaries, performance-based cash bonus plans, stock-based compensation plans, deferred compensation plans and discretionary bonuses. To fulfill its principal function, the Compensation Committee reviews and approves each of the elements of the Executive Compensation Program and assesses the effectiveness of the Executive Compensation Program as a whole. This includes reviewing the design of the Company's various incentive plans for executive officers and assessing the competitiveness of the overall Executive Compensation Program. From time to time, the Company retains external compensation consultants to advise it with respect to competitive pay levels and the development and design of compensation plans.

    The Company provides its executive officers with a total compensation package that -- at expected levels of performance -- is generally intended to be highly competitive with compensation packages provided to similarly situated executives in the consumer products, restaurants and food industries and in investment management and mergers and acquisitions firms. The Company periodically assesses an executive's competitive level of compensation based on comparable information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. In addition, such compensation takes into account the various roles and combinations of responsibilities undertaken by Triarc's executive officers, as well as their individual performance and contribution to the success of the Company.

    The Compensation Committee is aware that companies selected for compensation comparison purposes differ from those used for relative stockholder return comparison purposes in this proxy statement's performance graph. The Compensation Committee believes stockholders' interests are best served by providing compensation necessary to attract needed exceptional executive talent from relevant labor markets and that, in many cases, this talent will be attracted from companies or institutions that are not included in the peer group index in the performance graph set forth below.

    Incentive Compensation Varies With Performance and Other Factors. While the expected value of an executive's total compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of total compensation at risk, and the actual value of the package may exceed or fall below such competitive compensation levels, both annually and over time, based on various factors, including:

---------
(*) This Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into such other filing.

         the Company's financial and operating performance;

         the Company's common stock performance;

         the successful completion of acquisitions, dispositions, financings and other significant transactions;

         the return on the Company's investment portfolio;

         the performance of the executive's area of responsibility;

         individual executive performance; and

         the executive's experience in his or her role.

Awards paid under annual and long-term incentive plans to senior operating unit officers are also tied to that business unit's short- and long-term financial performance and strategic accomplishments of the Company.

    The Company also believes that effectively rewarding individual performance helps drive managers to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that varies with financial performance and strategic accomplishments, an executive officer's incentive awards may also be influenced by qualitative assessments of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by either the Compensation Committee or the Subcommittee, as appropriate.

    Overview of the Executive Compensation Program. Key components of the Executive Compensation Program include: (i) the base salary program, (ii) the annual incentive program, including awards under the 1999 Executive Bonus Plan, discretionary bonuses and special deferred compensation and (iii) the long-term incentive program.

        Base Salary Compensation. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent and reflect an individual's ongoing performance. Base salaries are periodically adjusted based on the executive's performance, the Company's overall financial performance and expected salary increases in the market for executive talent.

        Annual Incentive Compensation. During 1999, the Company's stockholders approved the 1999 Executive Bonus Plan which seeks to provide compensation opportunities to eligible executive officers and key employees of the Company and its subsidiaries that are directly related to the financial and operating performance of the Company. During 2001, five executive officers (including the Chairman and Chief Executive Officer and President and Chief Operating Officer) participated in the 1999 Executive Bonus Plan. The 1999 Executive Bonus Plan provides for two types of bonuses: formula bonus awards and performance goal bonus awards. Formula bonus awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the 1999 Executive Bonus Plan. Performance goal bonus awards are based on the attainment of specific levels of performance by the Company (or operating units of the Company) with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. The Subcommittee establishes the performance bonus award targets for each participant eligible for such an award no later than 90 days after the commencement of each 1999 Executive Bonus Plan year. The Subcommittee determines whether the formula based criteria and performance goals were met and, based on such determinations, the actual amount of each formula bonus award and each performance goal bonus award and whether payment of all or a portion of such bonus will be deferred. Performance goal bonus awards may not exceed $5.0 million to any single participant for any 1999 Executive Bonus Plan year. The Subcommittee may also exercise 'negative discretion' and reduce performance goal bonuses otherwise payable under the objective criteria. Bonus payments under the 1999 Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended ('Code').

        In addition, from time to time the Compensation Committee may award discretionary bonuses to the Company's executive officers. The amount of such bonuses are based on the Compensation Committee's evaluation of such individual's performance and contribution to the Company's overall performance. The Compensation Committee may defer payment of discretionary bonuses in accordance with the terms of the Deferral Plan described below.

        The annual cash incentive plan for executive officers of the Triarc Restaurant Group (Arby's), the Company's principal business unit (the 'Annual Plan'), provides competitive annual pay opportunities with amounts payable being linked to the business unit's annual financial performance, and to the individual's annual performance. The Annual Plan sets annual incentive target awards at levels that are competitive in the context of the Company's total Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against financial and strategic objectives. Each such executive's individual performance award is related to performance measures most appropriate to his or her responsibilities. To reinforce the need for teamwork and focus attention on overall Company objectives, all participants have a significant portion of their award linked to corporate financial performance, as defined by operating income and other measures.

        Annual Bonus Awards for 2001. Substantially all of the annual bonus compensation for 2001 for the Named Officers (as defined in the Introduction to the Summary Compensation Table below), was provided pursuant to the 1999 Executive Bonus Plan. In 2001, the Company did not complete any significant strategic or financial transactions and no special discretionary bonuses were paid to the Named Officers. In addition, in accordance with the terms of the 1999 Executive Bonus Plan, and notwithstanding the fact that certain specified levels of performance goals had been attained by the Company, the Subcommittee, in consultation with management, exercised 'negative discretion' and reduced the performance goal bonus awards that would otherwise have been payable to such participating Named Officers.

        In addition, the Compensation Committee reviewed the fiscal 2001 performance of executive corporate officers not participating in the 1999 Plan and took into account that the Company did not complete any significant strategic or financial transactions in 2001. Accordingly, no special discretionary bonuses were paid to executive corporate officers with respect to 2001, and therefore, total cash compensation payable to such officers was generally lower with respect to 2001 as compared to the prior year. The annual bonuses primarily reflected individual qualitative executive contributions based upon the level of the executive's responsibilities, the efficiency and effectiveness with which the executive oversaw the matters under such executive's supervision, and the degree to which such executive contributed to the accomplishment of the Company's goals. Since these officers have overall corporate policy-making and administrative responsibilities, and do not directly oversee principal operating units of the Company, the Compensation Committee's assessment of these executives relates generally to their performance and accomplishment of personal goals and the Company's achievements as a whole. No specific weighting was assigned to any one factor over others in determining bonuses paid to such executive officers with respect to fiscal 2001.

        Long-Term Incentive Compensation. The Company provides executive officers and key employees of its principal business units with incentives linked to longer-term business unit and corporate performance through the Deferral Plan and the 1998 Plan, which provides for the grant of options to purchase shares of Company Stock and restricted stock of the Company. The Subcommittee believes equity ownership among executives aligns management's interests with those of stockholders and provides long-term incentives for the Company's officers.

        In addition, executive officers and key employees of the Triarc Restaurant Group participate in a mid-term cash incentive plan (the 'Mid-Term Plan'), which provides for cash awards to participants based on the unit's profit over a three year period. A pool is created based upon the amount by which the unit's actual profit reaches or exceeds a targeted level.

        Grant of Equity-Based Incentives for Fiscal 2001. The Subcommittee approved stock option grants under the 1998 Plan in respect of fiscal 2001 performance to selected corporate and business unit managers because of the services performed by these individuals on behalf of the Company and the Triarc Restaurant Group and the Subcommittee's determination that it was in the best interest of stockholders to provide equity incentives to the Company's management team. Accordingly, in December 2001, the Subcommittee approved stock option grants under the 1998 Plan to selected officers and certain key employees. The option grants to Named Officers under the 1998 Plan are included in the Summary Compensation Table below. Such awards were made after a review of the exercise prices, numbers and dates of their previous option awards and the option awards made to other executive officers of the Company, as well as the total cash compensation paid to such executive officers.

    CEO and COO Compensation Arrangements. The Company is a party to employment agreements effective as of May 1, 1999 with Nelson Peltz, the Company's Chairman and Chief Executive Officer, and Peter W. May, the Company's President and Chief Operating Officer. The agreements are described in 'Certain Employment Arrangements with Executive Officers.' Pursuant to such agreements, in addition to receiving their base salaries, Messrs. Peltz and May are entitled to participate in the 1999 Plan. Pursuant to the 1999 Plan, Mr. Peltz and Mr. May were awarded approximately $7.2 million and $3.35 million, respectively, in respect of fiscal 2001 based on the earnings and capitalization related criteria primarily resulting from the sale by the Company of the Snapple Beverage Group and the attainment of the performance goals described above. The formula bonus awards under the 1999 Plan were based solely on the Company's financial performance using certain predetermined factors outlined in the 1999 Plan. As noted above under 'Annual Bonus Awards for 2001', the Subcommittee exercised 'negative discretion' and significantly reduced the performance goal awards that would otherwise have been payable to the participating Named Officers, including Messrs. Peltz and May. In addition, for the same reasons stated above under 'Annual Bonus Awards for 2001', no special discretionary bonuses were awarded in respect to fiscal 2001 to Messrs. Peltz and May. No deferred bonuses were awarded to Messrs Peltz and May with respect to fiscal 2001.

    Messrs. Peltz and May also received grants of options under the 1998 Plan (which are set forth in the Summary Compensation Table). The factors considered in determining the size of the stock option grants to Messrs. Peltz and May were the stock option guidelines established for all participants in the

1998 Plan (see 'Grant of Equity-Based Incentives for Fiscal 2001' above), including Messrs. Peltz's and May's respective performance and contributions to the Company.

    Other Executive Compensation. In addition, the Company provides executive officers with benefits and perquisites such as a 401(k) plan, health and life insurance benefits and, in certain cases, tax and financial planning advice, automobile allowances and other transportation related benefits. Overall, the Compensation Committee believes the provided levels of benefits and perquisites are necessary and competitive and, in combination with the previously mentioned compensation elements, facilitate the Company's ability to secure the needed executive talents.

    Section 162(m) Considerations. The Company's general policy is to award incentive compensation to Named Officers which is exempt from the deduction limits of Section 162(m) of the Code. Nevertheless, each of the Compensation Committee and Subcommittee believes it is important to maintain the flexibility to authorize compensation that is not exempt from Section 162(m). Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to be exempt from the deduction limits of Section 162(m) will in fact be so.

The Compensation Committee:               The Performance Compensation Subcommittee:
David E. Schwab II, Chairman              David E. Schwab II, Chairman
Clive Chajet                              Clive Chajet
Joseph A. Levato                          Jeffrey S. Silverman
Jeffrey S. Silverman

INTRODUCTION TO SUMMARY COMPENSATION TABLE

    The Summary Compensation Table sets forth salary of, cash bonus awards, deferred compensation awards as well as non-cash awards granted under the 1993 Equity Participation Plan (the '1993 Plan'), the 1998 Equity Participation Plan (the '1998 Plan'), the 1999 Executive Bonus Plan and the Snapple Beverage Group, Inc. 1997 Stock Option Plan (the 'SBG Option Plan') with respect to the fiscal year ended January 2, 2000, the fiscal year ended December 31, 2000 and the fiscal year ended December 30, 2001 to Triarc's Chairman and Chief Executive Officer, President and Chief Operating Officer and the other executive officers of Triarc who constituted Triarc's most highly compensated executive officers during fiscal 2001 (the 'Named Officers').

    Messrs. Peltz and May serve as directors and officers of Triarc and several of its subsidiaries, and Messrs. Schorr and McCarron serve as officers of Triarc and officers and directors of many of its subsidiaries. Mr. Kogan resigned, effective April 19, 2002, as the Company's Executive Vice President -- Corporate Development. All compensation set forth in the Summary Compensation Table for Messrs. Peltz, May, Kogan, Schorr and McCarron was paid by Triarc (other than the options granted in 1998 under the SBG Option Plan that were equitably adjusted in 1999) and represents amounts paid for services rendered to Triarc and its subsidiaries. All non-cash awards granted to any Named Officer were made by Triarc except for the options granted in 1998 under the SBG Option Plan (and equitably adjusted in 1999) and payments made with respect to those options. Additional information with respect to the compensation arrangements for the Chairman and Chief Executive Officer and the other Named Officers is set forth below under 'Certain Employment Arrangements with Executive Officers.' No restricted stock awards were made to any of the Named Officers during fiscal 1999, fiscal 2000, or fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                 ---------------------------------------------------

                                                                      OTHER ANNUAL
 NAME AND PRINCIPAL POSITION      PERIOD     SALARY($)   BONUS($)    COMPENSATION($)
 ---------------------------      ------     ---------   --------    ---------------
Nelson Peltz .................     2001      1,400,000   7,209,000        453,776(6)
 Chairman and Chief Executive      2000      1,400,000   4,016,000(2)     350,000(6)
 Officer of Triarc                 1999        933,333   5,554,350(4)     300,034(6)

Peter W. May .................     2001      1,200,000   3,354,000        202,344(7)
 President and Chief Operating     2000        977,794   1,508,000(2)     106,000(7)
 Officer of Triarc                 1999        800,000   2,664,650(4)     148,285(7)

Eric D. Kogan ................     2001        475,000     525,000        --
 Former Executive Vice             2000        448,526   1,025,000(4)     --     (8)
 President -- Corporate            1999        300,000     800,000(5)     --     (8)
 Development of Triarc

Brian L. Schorr ..............     2001        475,000     525,000        --
 Executive Vice President and      2000        450,417   1,025,000(4)     --     (8)
 General Counsel of Triarc         1999        312,500     800,000(5)     --     (8)

Francis T. McCarron ..........     2001        294,856     575,000        --     (8)
 Senior Vice President and         2000        190,462     655,000(5)     --     (8)
 Chief Financial Officer of        1999        165,000     300,000(5)     --     (8)
 Triarc

                                             LONG TERM COMPENSATION
                                -------------------------------------------------
                                      AWARDS          PAYOUTS
                                ------------------   ----------
                                    SECURITIES
                                    UNDERLYING          LTIP         ALL OTHER
 NAME AND PRINCIPAL POSITION    OPTIONS/SARS(#)(1)   PAYOUTS($)   COMPENSATION($)
 ---------------------------    ------------------   ----------   ---------------
Nelson Peltz .................       250,000           --               10,200(10)
 Chairman and Chief Executive        300,000           --           15,010,200(3)
 Officer of Triarc                   226,000(9)        --                8,800(10)

Peter W. May .................       125,000           --               10,200(10)
 President and Chief Operating       150,000           --            7,510,200(3)
 Officer of Triarc                   113,000(9)        --                8,800(10)

Eric D. Kogan ................        25,000           --               10,200(10)
 Former Executive Vice                30,000           --               10,200(10)
 President -- Corporate               56,600(9)        --                8,800(10)
 Development of Triarc

Brian L. Schorr ..............        25,000           --               13,574(11)
 Executive Vice President and         30,000           --               13,574(11)
 General Counsel of Triarc            56,600(9)        --               12,787(11)

Francis T. McCarron ..........        40,000           --               10,200(10)
 Senior Vice President and            20,000           --               10,200(10)
 Chief Financial Officer of           26,750(9)        --                8,800(10)
 Triarc

---------
 (1) Except as otherwise noted, all stock option grants were made pursuant to the 1998 Plan.

 (2) Does not include special deferred compensation awarded to Messrs. Peltz and May included under 'All Other Compensation.'

 (3) Includes special deferred compensation of $15.0 million for Mr. Peltz and $7.5 million for Mr. May that was awarded in connection with the completion of certain transactions, payment of which was deferred until January 2004 pursuant to the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. described below. These amounts may be paid prior to January 2004 under certain circumstances. See 'Deferral Plan for Senior Executive Officers of Triarc Companies, Inc.' below. Also includes $10,200 for each of Mr. Peltz and Mr. May representing amounts contributed to a 401(k) plan by Triarc on their behalf.

 (4) Includes special bonuses paid in connection with the completion of certain transactions and payments made pursuant to the 1999 Executive Bonus Plan.

 (5) Includes special bonuses paid in connection with the completion of certain transactions.

 (6) Includes imputed income of $326,073, $268,767 and $227,801 arising out of the use of corporate aircraft in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

 (7) Includes imputed income of $52,947, $33,225 and $94,791 arising out of the use of corporate aircraft in fiscal 2001, fiscal 2000 and fiscal 1999, respectively, fees of $40,000 and $40,000 paid by Triarc on behalf of Mr. May for tax and financial planning services in each of fiscal 2000 and fiscal 1999 and $90,402 and $32,806 for other transportation related benefits for Mr. May in fiscal 2001 and fiscal 2000, respectively.

 (8) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported under the headings of 'Salary' and 'Bonus.'
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (9) Includes 26,000, 13,000, 6,600, 6,600 and 1,750 options granted in 1998 under the SBG Option Plan to Messrs. Peltz, May, Kogan, Schorr and McCarron, respectively, the exercise prices of which were equitably adjusted in 1999. (See 'Snapple Beverage Group, Inc. 1997 Stock Option Plan' below.)

(10) Represents amounts contributed to a 401(k) plan by Triarc on behalf of the Named Officer.

(11) Includes $10,200, $10,200, $8,800 contributed to a 401(k) plan by Triarc on behalf of Mr. Schorr in fiscal 2001, fiscal 2000 and fiscal 1999, respectively, and $3,374, $3,374 and $3,987 of other compensation paid by Triarc in an amount equal to premiums for life insurance in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

CERTAIN EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

    Nelson Peltz and Peter W. May. Employment agreements were entered into by the Company and Messrs. Peltz and May, effective as of May 1, 1999. The agreements, which currently extend through April 30, 2007, provide for a five year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or the executive gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreements provide for annual base salaries of $1,400,000 per year for Mr. Peltz and $1,200,000 per year for Mr. May, subject to increase but not decrease from time to time. In addition, the executives will receive an annual bonus for each fiscal year at least equal to the Formula Bonus Award actually earned under the stockholder approved 1999 Executive Bonus Plan; provided that the Board of Directors (including the Performance Committee of the Board of Directors) may award Performance Goal Bonus Awards under the stockholder approved 1999 Executive Bonus Plan and additional bonuses in its discretion. In the event employment is terminated by the Company without 'cause,' or by the executive for 'good reason' (as each such term is defined in the agreements), or at the executive's option following a 'change of control,' the agreements provide that each executive will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) the executive's then current base salary through the date of termination, any bonus amounts payable, and accrued vacation pay;
(ii) the executive's then current base salary through the remainder of the employment term; (iii) five times the highest bonus as calculated under the agreements; and (iv) five times the sum of Company contributions paid or accrued on the executive's behalf to any defined contribution retirement plans during the year preceding termination. In addition, the executives will be entitled to receive a pro rata bonus for the year in which the termination occurs. 'Change of control' would generally include the following events: (i) a majority of the Company's directors being replaced; (ii) any 'person,' as defined in the Exchange Act, acquires 50% or more of the combined voting power of the Company's voting securities; (iii) a sale of all or substantially all of the assets of the Company; (iv) a merger or similar transaction that requires stockholder approval, unless the Company's stockholders continue to own 50% or more of the combined voting power of the resulting entity's voting securities; (v) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company; or (vi) such other events as may be designated by the Board of Directors. Under the agreements, in the event that any benefit paid to Messrs. Peltz and May becomes subject to excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will indemnify Messrs. Peltz and May so that after payment of such excise taxes, Messrs. Peltz and May will be in the same after-tax position as if no excise tax had been imposed. The agreements also provide that in the event that employment is terminated without 'cause' by the Company, by Messrs. Peltz or May for 'good reason,' or under other specified circumstances (including a change of control), all non-vested stock options and other non-vested stock or stock-based awards then owned by the executives will, subject to certain limitations, vest immediately and (i) subject to certain limitations, all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date.

    Brian L. Schorr. Mr. Schorr, the Company's Executive Vice President and General Counsel, is a party to an employment agreement with the Company entered into effective as of February 24, 2000. The agreement, which currently extends through February 24, 2005, provides for a three year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or Mr. Schorr gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreement provides for an annual base salary of $475,000 per year, subject to increase but not decrease from time to time. In addition, Mr. Schorr is eligible to receive bonuses during each of the Company's fiscal years from time to time as appropriate, in the sole discretion of the Company, and to participate in the 1999 Executive Bonus Plan. In the event employment is terminated by the Company without 'cause,' or by Mr. Schorr for certain specified reasons (including following a 'change of control' or for 'good reason'), the agreement provides that Mr. Schorr will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) Mr. Schorr's then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on Mr. Schorr's behalf to any defined contribution retirement plans during the year preceding termination;
(ii) Mr. Schorr's then current salary through the remainder of the employment term (but in no event for more than two and one-half years); and (iii) two and one-half times the highest bonus, as calculated under the agreements. In addition, Mr. Schorr will be entitled to receive a pro rata bonus for the year in which the termination occurs. Under the agreement, in the event that any benefit paid to Mr. Schorr becomes subject to excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will indemnify Mr. Schorr so that after payment of such excise taxes, Mr. Schorr will be in the same after-tax position as if no excise tax had been imposed. The agreement also provides that in the event that employment is terminated without 'cause' by the Company, or by Mr. Schorr for certain specified reasons (including following a 'change of control' or for 'good reason'), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then owned by Mr. Schorr will, subject to certain limitations, vest immediately and
(i) all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date.

    Until his resignation, Mr. Kogan, the Company's former Executive Vice President -- Corporate Development, was a party to an employment agreement with the Company that was substantially identical to Mr. Schorr's employment agreement.

    1999 EXECUTIVE BONUS PLAN

    The Company's 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The plan was approved by the Company's stockholders on September 23, 1999. The 1999 Executive Bonus Plan, which became effective as of May 3, 1999, provides for two types of bonuses to be awarded to designated participants: 'Formula Bonus Awards' and 'Performance Goal Bonus Awards'. Formula Bonus Awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the plan. Performance Goal Bonus Awards are based on the Company (or operating units of the Company) achieving certain specific levels of performance with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. Performance bonus award targets are established annually by the Performance Committee, based on specific categories of criteria set forth in the 1999 Executive Bonus Plan. Such criteria include the successful completion of acquisitions, dispositions, recapitalizations, financings and refinancings, return on the Company's investment portfolio and other market and operating performance measures, including, among other things, earnings per share, market share, margins, productivity improvement and stock price. The Performance Committee establishes the performance goals as to each participant for each plan year and, if more than one performance goal is established, the weighting of the performance goals. Messrs. Peltz and May are eligible to receive Formula Bonus Awards and each of Messrs. Peltz, May, Schorr and McCarron has, and certain other senior Company executives have, been designated by the Performance Committee as being eligible to receive a Performance Goal Bonus Award under the 1999 Executive Bonus Plan for plan year 2002. Performance Goal Bonus Awards may not exceed $5,000,000 to any single participant for any plan year. The Performance Committee may, in its sole and absolute discretion, adjust or modify the calculation of the performance goals in certain circumstances. In addition, the 1999 Executive Bonus Plan provides that the Performance Committee may reduce or eliminate a Performance Goal Bonus Award even if certain performance goals have been achieved if the Performance Committee, in its sole discretion, determines to do so. The Performance Committee may also amend, suspend, or terminate the 1999 Executive Bonus Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant's consent. Payments of awards under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Internal Revenue Code, which generally limits deductions for compensation paid to senior executive officers to $1,000,000 per year.

    DISCRETIONARY BONUSES

    From time to time, the Compensation Committee of the Board may award discretionary or special bonuses or deferred compensation based on performance to certain executive officers. The amounts of such bonuses or deferred compensation will be based on the Compensation Committee's evaluation of each such individual's contribution.

    DEFERRAL PLAN FOR SENIOR EXECUTIVE OFFICERS OF TRIARC COMPANIES, INC.

    The Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the 'Deferral Plan') was approved by the Compensation Committee of the Board of Directors effective December 14, 2000. Pursuant to the Deferral Plan, the Company establishes one or more bookkeeping accounts to reflect bonuses awarded to participants the payment of which has been deferred. These accounts are adjusted from time to time for earnings and investment gains and losses. Deferred bonus accounts for each participant are deemed invested in certain approved investments selected by the participant or an investment manager chosen by the Company and reasonably acceptable to the participant. The Company may replicate any deferred bonus account in a trust, in which event the value of the deferred bonus account on the books of the Company will be equal to the value of the actual approved investments related to such account in the trust. A participant may receive the value of a deferred bonus account, in cash or approved investments, or any combination thereof, from the Company upon the earliest of:
(i) the first business day in January of the fourth calendar year following the calendar year in which the related bonus was awarded to the participant;
(ii) no later than five business days following the participant's 'separation from service' (as defined in the Deferral Plan) and (iii) such time as the payment would be deductible by the Company for Federal income tax purposes without regard to the limitation of Section 162(m) of the Internal Revenue Code. On or before the June 30 preceding the payment date specified in clause
(i) above, a participant may elect to defer such date for up to three additional whole years. A participant may make such an election more than one time. Although a participant is at all times fully vested in his or her deferred bonus accounts, participants have the status of general unsecured creditors of the Company with respect the Company's obligation to make payment to them under the Deferral Plan and any assets contained in a trust formed under the Deferral Plan are subject to claims by creditors of the Company. As of April 8, 2002, deferred bonus accounts have been established for Messrs. Peltz and May.

EQUITY PARTICIPATION PLAN INFORMATION

    The following table gives information about our three existing equity participation plans as of December 30, 2001. The table does not include the shares that would be reserved for issuance under the 2002 Equity Participation Plan if stockholders approve the proposal to adopt that plan, which is described under 'Proposal 2.' below.

                                                                   (A)               (B)                  (C)
                                                                                                       NUMBER OF
                                                                NUMBER OF                              SECURITIES
                                                              SECURITIES TO                            REMAINING
                                                                BE ISSUED                            AVAILABLE FOR
                                                                  UPON        WEIGHTED-AVERAGE      FUTURE ISSUANCE
                                                               EXERCISE OF    EXERCISE PRICE OF       UNDER EQUITY
                                                               OUTSTANDING       OUTSTANDING          COMPENSATION
                                                                OPTIONS,          OPTIONS,          PLANS (EXCLUDING
                                                              WARRANTS AND      WARRANTS AND      SECURITIES REFLECTED
                       PLAN CATEGORY                             RIGHTS            RIGHTS            IN COLUMN (a))
                       -------------                             ------            ------            --------------
Equity compensation plans approved by security holders(1)...    8,197,167         $19.7011             1,405,874(2)

Equity compensation plans not approved by security
 holders(3).................................................      392,417         $22.0297                   583
                                                                ---------                              ---------
   Total....................................................    8,589,584                              1,406,457
                                                                ---------                              ---------
                                                                ---------                              ---------

---------
(1) 1993 and 1998 Equity Participation Plans

(2) Includes securities issuable to directors as fees in lieu of cash

(3) 1997 Equity Participation Plan

    1993 EQUITY PARTICIPATION PLAN

    The 1993 Plan provided for the grant of options to purchase Class A Common Stock, stock appreciation rights ('SARs'), restricted shares of Class A Common Stock and, to non-employee directors of Triarc, at their option, shares of Class A Common Stock in lieu of annual retainer fees and/or Board of Directors or committee meeting attendance fees ('Fees') that would otherwise be payable in cash. Directors, selected officers and key employees of, and key consultants to, Triarc and its subsidiaries were eligible to participate in the 1993 Plan. A maximum of 10,000,000 shares of Class A

Common Stock (subject to certain adjustments) were authorized to be delivered by the Company pursuant to options, SARs and restricted shares granted under the 1993 Plan. The term during which awards could be granted under the 1993 Plan expired on April 24, 1998. As of April 8, 2002, options to acquire a total of 5,474,169 shares of Class A Common Stock were outstanding under the 1993 Plan. The plan is administered by the Performance Committee.

    1998 EQUITY PARTICIPATION PLAN

    The 1998 Plan was approved by the Board of Directors on March 10, 1998 and was approved by the Company's stockholders on May 6, 1998. The 1998 Plan replaced the 1993 Plan pursuant to which awards could no longer be granted after April 24, 1998. The 1998 Plan provides for the granting of stock options, SARs and restricted stock to officers and key employees of, and consultants to, Triarc and its subsidiaries and affiliates. The 1998 Plan provides for automatic awards of options to non-employee directors of Triarc and permits non-employee directors to elect to receive all or a portion of their Fees in shares of Class A Common Stock. Subject to certain antidilution adjustments, a maximum of 5,000,000 aggregate shares of Class A Common Stock may be granted on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 1998 Plan. In addition, the maximum number of shares of Class A Common Stock that may be granted to any individual in a calendar year is 1,000,000 shares. As of April 8, 2002, options to acquire 2,655,665 shares of Class A Common Stock were outstanding under the 1998 Plan. The 1998 Plan is administered by the Performance Committee. The term during which awards may be granted under the 1998 Plan will expire on April 30, 2003.

    1997 EQUITY PARTICIPATION PLAN

    The 1997 Equity Participation Plan (the '1997 Plan') was approved by the Executive Committee of the Board of Directors on December 11, 1997 and provides for the granting of stock options to purchase shares of Class A Common Stock. Participants in the 1997 Plan are limited to selected key employees and consultants of Triarc, its subsidiaries and affiliates who are important to the success and growth of the Company, its subsidiaries and affiliates, but who are not 'directors,' 'executive officers' or 'officers' of Triarc. A total of 500,000 shares of Class A Common Stock are reserved for issuance under the 1997 Plan. As of April 8, 2002, options to acquire 350,419 shares of Class A Common Stock were outstanding under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee. The term during which options may be granted under the 1997 Plan expires on December 11, 2002.

    SNAPPLE BEVERAGE GROUP, INC. 1997 STOCK OPTION PLAN

    The SBG Option Plan was adopted in August 1997 and amended in May 1999, and provided for the grant of options to acquire common stock of Snapple Beverage Group, Inc. ('SBG') which, prior to its sale in October 2000, was a 99.9% owned subsidiary of the Company. Key employees, officers, directors and consultants of SBG and its subsidiaries and affiliates, and of Triarc and its other subsidiaries and affiliates, were eligible to participate in the SBG Option Plan. All of the 149,284 outstanding options remained the responsibility of SBG following the completion of the sale of the Snapple Beverage Group to Cadbury Schweppes plc. The Company has been advised that all of such options were either exercised subsequent to the sale of the Snapple Beverage Group or, in the case of certain employees of SBG, exchanged for the right to receive shares of Cadbury Schweppes plc. Prior to the sale of the Snapple Beverage Group, the SBG Option Plan was administered by the Performance Committee.

    OPTIONS GRANTED IN FISCAL 2001

    The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock granted to the Named Officers in the fiscal year ended December 30, 2001. No SARs were granted to any of the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     GRANT DATE
                                                     INDIVIDUAL GRANTS                                 VALUE
                                      -----------------------------------------------                ----------
                                       NUMBER OF        % OF TOTAL
                                       SECURITIES         OPTIONS         EXERCISE
                                       UNDERLYING        GRANTED TO        OR BASE                   GRANT DATE
                                      OPTIONS/SARS      EMPLOYEES IN        PRICE      EXPIRATION     PRESENT
    NAME                              GRANTED(#)(1)    FISCAL YEAR(2)   ($ PER SHARE      DATE        VALUE(3)
    ----                              -------------    --------------   -------------     ----        --------
Nelson Peltz........................     250,000           27.40%          $24.60        12/6/11     $2,015,000
Peter W. May........................     125,000           13.70%          $24.60        12/6/11     $1,007,500
Eric D. Kogan.......................      25,000            2.80%          $24.60        12/6/11     $  201,500
Brian L. Schorr.....................      25,000            2.80%          $24.60        12/6/11     $  201,500
Francis T. McCarron.................      40,000            4.40%          $24.60        12/6/11     $  322,400

---------
(1) All options granted to Named Officers during fiscal 2001 were granted under the 1998 Plan. One third of the options granted under the 1998 Plan will vest on each of the first, second and third anniversaries of the date of grant and the options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant. The option agreements evidencing options to purchase shares of Class A Common Stock awarded to directors of Triarc, the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and all officers of Triarc at the level of Senior Vice President or above provide that the options may be transferred by the optionee pursuant to a domestic relations order or to certain permitted transferees.

(2) The percentages are based on the aggregate number of options granted in fiscal 2001 to purchase Class A Common Stock.

(3) These values were calculated using a Black-Scholes option pricing model. The actual value, if any, that an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used to calculate the present value of the option grants with respect to Class A Common Stock:

      (a) assumed option term of seven years;

      (b) stock price volatility factor of .1701;

      (c) annual discount rate of 4.70%; and

      (d) no dividend payment.

   The Black-Scholes option pricing model has limitations on its effectiveness including that it was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable and that the model requires the use of highly subjective assumptions

                                              (footnotes continued on next page)

(footnotes continued from previous page)

   including expected stock price volatility. Because the Company's stock-based awards to employees have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of the Company, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees.

   These estimated option values, including the underlying assumptions used in calculating them, constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 (the 'Reform Act') and involve risks, uncertainties and other factors which may cause the actual value of the options to be materially different from those expressed or implied herein. For those statements, Triarc claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act.

    OPTION VALUES AT END OF FISCAL 2001

    The following table sets forth certain information concerning each exercise of options by the Named Officers during fiscal 2001, as well as the value as of December 30, 2001 of unexercised in-the-money options to purchase shares of Class A Common Stock granted to the Named Officers and outstanding as of the end of fiscal 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                  NUMBER OF
                                                                                 SECURITIES              VALUE OF
                                                                                 UNDERLYING            UNEXERCISED
                                                                                 UNEXERCISED           IN-THE-MONEY
                                                                                   OPTIONS               OPTIONS
                                                                                  AT FISCAL             AT FISCAL
                                                   SHARES                         YEAR-END               YEAR-END
                                                  ACQUIRED                         2001(#)              2001($)(1)
                                                     ON           VALUE         EXERCISABLE/           EXERCISABLE/
                     NAME                         EXERCISE     REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
                     ----                         --------     -----------      -------------         -------------
Nelson Peltz(2)................................      -0-           -0-       1,623,334/2,151,666   13,170,713/8,066,037
Peter W. May(2)................................      -0-           -0-       1,051,666/1,348,334   8,726,662/5,293,338
Eric D. Kogan..................................      -0-           -0-          93,334/78,332        319,797/251,657
Brian L. Schorr................................      -0-           -0-          93,334/78,332        319,797/251,657
Francis T. McCarron............................      -0-           -0-          69,999/70,001        302,594/129,968

---------
(1) On December 30, 2001 (the last trading day during fiscal 2001), the closing price of Class A Common Stock on the New York Stock Exchange was $24.75 per share.

(2) The information contained in this chart does not include 465,000 unexercisable options that were surrendered by Mr. Peltz, and 310,000 unexercisable options that were surrendered by Mr. May, in March 2001. (See 'Certain Relationships and Related Transactions,' below.)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Levato was appointed to the Compensation Committee of the Board of Directors in July 1997. Mr. Levato has been a director of the Company since July 1996 and retired as Executive Vice President and Chief Financial Officer of the Company in August 1996. Mr. Levato is not a member of the Performance Committee.

                            AUDIT COMMITTEE REPORT*

    In accordance with its written charter, the Audit Committee assists the Board in oversight of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of four independent members (as independence is defined by the rules of the New York Stock Exchange). The Company's management is responsible for the financial reporting process and for preparing the Company's financial statements and the Company's outside auditors are responsible for performing an independent audit of such financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

    In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 30, 2001 with management and Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee also discussed with Deloitte & Touche all matters required to be discussed by Statement on Auditing Standards No. 61, 'Communication with Audit Committees,' as amended, and, with and without management present, discussed and reviewed the results of Deloitte & Touche's examination of the Company's financial statements.

    The Audit Committee received from Deloitte & Touche a written statement regarding all relationships between Deloitte & Touche and the Company that might bear on Deloitte & Touche's independence consistent with Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' as amended. The Audit Committee discussed with Deloitte & Touche any relationships that may have an impact on their objectivity and independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche to the Company not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining Deloitte & Touche's independence.

    Based on the above-mentioned review and discussions with management and Deloitte & Touche, and subject to the limitations on the role of the Audit Committee and the Audit Committee's responsibility described above and in the Audit Committee's written charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

The Audit Committee:

Raymond S. Troubh (Chairman)
Joseph A. Levato
David E. Schwab II
Jeffrey S. Silverman

---------
* This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

STOCK PRICE PERFORMANCE GRAPH(*)

                             TRIARC COMPANIES, INC.
                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN:
              TRIARC VS. S&P 500 INDEX AND S&P SMALL CAP 600 INDEX

    The following graph compares the cumulative five year total return of Triarc's Class A Common Stock with the S&P 500 Index and the S&P Small Cap 600 Index (the 'Peer Group'). The Peer Group has been selected because the Company does not believe it can reasonably identify a peer group comprised of publicly-traded companies focused, during the applicable period, on non-alcoholic beverages and restaurants that are comparable to the Company in terms of revenues or product mix. Accordingly, the Company has chosen the Peer Group on the basis of comparing the Company's performance to that of the companies with similar market capitalizations comprising the S&P Small Cap 600 Index. The stockholders' returns set forth below assume an initial investment of $100 and that all dividends have been reinvested.


                             [PERFORMANCE GRAPH]

                          DEC 96      DEC 97      JAN 99      JAN 00      DEC 00      DEC 01
Triarc COS Inc.-CL A      100.00      236.96      138.04      159.78      210.87      211.30
S&P 500 Index             100.00      133.36      171.48      207.56      188.66      166.24
S&P Small Cap 600 Index   100.00      125.58      123.95      139.32      155.76      165.94

---------
(*) The stock price performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the stock price performance graph by reference into such other filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company currently owns approximately 8.4% of the outstanding common stock of Encore Capital Group, Inc. (formerly known as MCM Capital Group, Inc.) ('Encore'). Encore is a financial services company specializing in the collection, restructuring, resale and securitization of receivable portfolios acquired at deep discounts. On January 12, 2000 the Company entered into a guaranty (the 'Note Guaranty') of $10,000,000 principal amount of senior notes maturing 2007 (the 'Encore Notes') issued by Encore to a major financial institution in consideration of a fee of $200,000 and warrants to purchase 100,000 shares of Encore common stock at $.01 per share with an estimated fair value on the date of grant of $305,000. At April 25, 2002, the $10,000,000 guaranteed amount has been reduced to $6,698,000 and will be further reduced by
(i) any repayments of the Encore Notes, (ii) any purchases of the Encore Notes by the Company and (iii) the amount of certain investment banking or financial advisory services fees paid to the financial institution or its affiliates or, under certain circumstances, other financial institutions by the Company, Encore or another significant stockholder of Encore or any of their affiliates. Certain officers and former officers of the Company, including entities controlled by them and immediate family members, collectively own 19.3% of the outstanding common stock of Encore as of April 1, 2002. These officers are not parties to the Note Guaranty. In addition to the Note Guaranty, the Company and certain other stockholders of Encore, including certain of the officers of the Company referred to above, on a joint and several basis, have entered into guaranties (the 'Bank Guaranties') and certain related agreements to guarantee up to $15,000,000 of revolving credit borrowings of a subsidiary of Encore. The Company would be responsible for approximately $1,800,000, assuming the full $15,000,000 was borrowed and all of the parties other than the Company to the Bank Guaranties and the related agreements fully perform thereunder. The Company has approximately $15,000,000 in an account at the financial institution which, under the Bank Guaranties, is subject to set off under certain circumstances if the parties to the Bank Guaranties and related obligations fail to perform their obligations thereunder.

    On October 31, 2000 the Company, certain of the Company's officers who invested in Encore and certain other stockholders of Encore, through a then newly formed limited liability company, CTW Funding, LLC ('CTW'), entered into an agreement, as amended, to make available to Encore a $2,000,000 revolving credit facility (the 'Encore Revolver') through December 31, 2001 for working capital requirements. The Company owns an 8.7% interest in CTW and, had any borrowings under the Encore Revolver occurred, all members of CTW would have been required to fund such borrowings in accordance with their percentage ownership interests. In return, CTW received warrants to purchase a total of 250,000 shares of Encore common stock at $.01 per share with an aggregate estimated fair value on the dates of the grant of $108,000. The Encore Revolver expired on December 31, 2001, without any borrowings being made thereunder. CTW is in the process of being dissolved and each of its members is expected to receive its proportionate share of the Encore common stock underlying the Encore warrants held by CTW.

    Encore had encountered cash flow and liquidity difficulties in the past. Subsequent to December 30, 2001, Encore's liquidity was positively impacted by a capital investment and a debt forgiveness. Certain existing stockholders of Encore made an aggregate $5,000,000 investment in newly-issued convertible preferred stock of Encore, of which the Company invested $873,000 and certain of its present and former officers, including Messrs. Peltz, May, Kogan and Schorr, and/or entities controlled by them, invested an aggregate of $1,627,000.

    As part of its overall retention efforts, the Company provides certain of its officers and employees with the opportunity to co-invest in some of the investment opportunities available to the Company. In connection therewith, the Company advanced a portion of the funds for the purchases by certain of its officers and employees in four co-investments, EBT Holding Company, LLC, 280 KPE Holdings, LLC ('280 KPE'), K12 Inc. and 280 BT Holdings LLC. In connection with these four investments, the Company received notes due the Company in the original face amount of $4,046,000, in the aggregate (of which $2,537,772 was outstanding as of April 1, 2002), of which one-half of the principal amount of these notes (or $1,288,886 as of April 1, 2002), is non-recourse. The notes bear interest at the prime rate adjusted annually. During 2001, the largest outstanding principal amount owed to the Company by Messrs. Peltz, May, Kogan, Schorr and Posner pursuant to the notes was $1,327,071, $1,107,980, $238,728, $94,314 and $90,877, respectively, in connection with these investments (of which $1,069,867, $979,378, $85,245, $60,108 and $53,098, respectively, was outstanding as of April 1, 2002). In March 2002, the loans related to the investment in 280 KPE became due. In accordance with the terms of such notes, each of the executives repaid, in full, the recourse portion of such executive's note (plus interest thereon) and the non-recourse portion of such notes (approximately $72,352 for Mr. Peltz, $36,176 for Mr. May, $32,679 for Mr. Kogan, $10,853 for Mr. Schorr and $13,265 for Mr. Posner) were forgiven. In connection therewith, each of the executives transferred to Triarc all of their right, title and interest in and to 67.11% of such executive's membership interest in 280 KPE.

    Through April 5, 2002 the Company leased a helicopter from a subsidiary of Triangle Aircraft Services Corporation ('TASCO'), a company owned by the Chairman and Chief Executive Officer and President and Chief Operating Officer of the Company. Annual rent for the helicopter was $382,000 from October 1, 2000 through September 30, 2001, and increased to $392,000 as of October 1, 2001 as a result of an annual cost of living adjustment. Pursuant to the lease, the Company paid the operating expenses, including repairs and maintenance, of the helicopter directly to third parties. On April 5, 2002, the helicopter lease was terminated and Triarc paid $150,000 to the subsidiary of TASCO in lieu of paying rent for the remaining six months of the initial term of the lease and in consideration for the release of the Company from all of its obligations under the lease, including the obligation to make required repairs to the helicopter upon the termination of the lease. The termination of the lease and the related payment by Triarc were approved by the Audit Committee of the Board of Directors.

    Mr. May has an equity interest in a franchisee that owns an Arby's restaurant in New Milford, Connecticut. That franchisee is a party to a standard Arby's franchise license agreement and pays to Arby's fees and royalty payments that unaffiliated third-party franchisees pay.

    In connection with the court-approved settlement of the Malekan litigation, described in 'Item 3. Legal Proceedings' in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Messrs. Peltz and May delivered a Promissory Note in the aggregate principal amount of $5,000,000, dated as of April 1, 2000. As of April 1, 2002, the note bears interest at the rate of 1.7475% per annum, subject to annual adjustments based on the prevailing LIBOR interest rate, payable annually. The note initially bore interest at the rate of 6.0% per annum and was adjusted to 4.92% per annum on April 2, 2001. One-third of the principal of the note (with interest) was due on each of March 31, 2001 and March 31, 2002 (and has been paid) and the remaining principal balance is due March 31, 2003. The entire remaining amount of the note is due 30 days after the occurrence of a change of control transaction. The note may be prepaid by Messrs. Peltz and May at any time. In connection with this court-approved settlement, Messrs. Peltz and May also surrendered an aggregate of 775,000 performance stock options that had been awarded to them in 1994.

                                  PROPOSAL 2.
                   APPROVAL OF 2002 EQUITY PARTICIPATION PLAN

GENERAL

    The 2002 Equity Participation Plan (the '2002 Plan') was approved by the Board of Directors on April 25, 2002 and if approved by the stockholders will become effective on the date of such stockholder approval. The 2002 Plan provides for the granting of stock options, SARs and restricted stock to officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 2002 Plan provides for automatic awards of options to non-employee directors of the Company and permits non-employee directors to elect to receive all or a portion of their annual retainer fees and/or Board of Directors or committee meeting attendance fees, if any ('Fees'), in shares of Class A Common Stock, as described below. The 2002 Plan is intended to augment and replace the 1997 Equity Participation Plan, the term during which options may be granted thereunder expires on December 11, 2002, and the 1998 Equity Participation Plan (the '1998 Plan'), the term during which options may be granted thereunder expires on April 30, 2003.

SUMMARY OF THE 2002 EQUITY PARTICIPATION PLAN

    The following description of the 2002 Plan is merely a summary of certain provisions thereof and is qualified in its entirety by the full text of the 2002 Plan attached hereto as Exhibit A. Such Exhibit A is a part of this Proxy Statement and should be read in conjunction with the following summary.

    Purpose. The purpose of the 2002 Plan is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in the ownership of the capital stock of the Company by directors and selected officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates, including the individuals named in the Summary Compensation Table, who are important to the success and growth of the business of the Company and its subsidiaries and (ii) assisting the Company to secure and retain the services of such persons. The 2002 Plan provides for granting such persons
(a) options for the purchase of shares of Class A Common Stock, (b) tandem SARs and (c) restricted shares of Class A Common Stock that are both restricted as to transferability and subject to a substantial risk of forfeiture ('Restricted Shares'). The 2002 Plan also provides for automatic grants of options to non-employee directors and for non-employee directors to elect to have their Fees paid in shares. Approximately 200 officers and key employees and seven non-employee directors currently would be eligible to participate under the 2002 Plan.

    Administration. The 2002 Plan will be administered by a committee (the 'Committee') consisting of two or more directors appointed from time to time by the Board of Directors of the Company. It is intended that the directors appointed to serve on the Committee will be 'non-employee directors' within the meaning of Rule 16b-3 promulgated under the Exchange Act and 'outside directors' within the meaning of Section 162(m) of the Code, to the extent Rule 16b-3 and
Section 162(m), respectively, are applicable to the Company and the 2002 Plan; however, the fact that a Committee member shall fail to qualify under either of the foregoing requirements will not invalidate any award which is otherwise validly made under the 2002 Plan. The current members of the Committee (who constitute the Performance Compensation Subcommittee) are Messrs. Schwab (Chairman), Chajet and Silverman. The members of the Committee may be changed at any time and from time to time in the discretion of the Board of Directors. Subject to the limitations and conditions of the 2002 Plan, the Committee has authority to determine the amounts, times, forms and terms and conditions of grants under the plan, except with respect to automatic grants to non-employee directors, as discussed below. The Committee has the authority to construe and interpret the 2002 Plan and any related award agreement, and its determinations on all matters related to the 2002 Plan shall be conclusive.

    Shares Subject to the Plan. Subject to certain antidilution adjustments, the maximum number of shares of Class A Common Stock that may be granted as Restricted Shares or delivered on the exercise of options or SARs or upon a Director's election to receive Fees in shares pursuant to the 2002 Plan is an aggregate of 5,000,000. In addition, in no event may Restricted Shares intended to qualify as '162(m) Performance-Based Awards' (as defined below), options and/or SARs be granted under the 2002 Plan to any individual in any one calendar year in an amount exceeding an aggregate of 1,000,000 shares of Class A Common Stock. The shares of Class A Common Stock issued under the 2002 Plan may be either authorized but unissued shares or treasury shares, including such shares reacquired by the Company.

    If an option expires or terminates for any reason during the term of the 2002 Plan and prior to the exercise in full of such option or the related SAR, if any, or if Restricted Shares are forfeited as provided in the grant of such Restricted Shares, the number of shares of Class A Common Stock previously subject to but not delivered under such option, related SAR or grant of Restricted Shares will be available for awards thereafter. An option that terminates upon the exercise of a tandem SAR will be deemed to have been exercised at the time of the exercise of such tandem SAR, and the shares of Class A Common Stock subject thereto will not be available for further grants under the 2002 Plan.

    Certain Provisions Relating to Options and SARs Granted to Officers. For Federal income tax purposes, options granted pursuant to the 2002 Plan will be 'nonqualified' options, i.e., they will not be 'incentive stock options' as such term is defined in Section 422 of the Code. The price per share to be paid by the optionee on the date an option is exercised may not be less than 85% of the 'fair market value' (as defined in the 2002 Plan) on the date such option is granted. The period after which options granted under the 2002 Plan may not be exercised will be determined by the Committee with respect to each option granted but may not exceed ten years from the date on which the option is granted and further provided that each option will expire upon the termination of the optionee's employment or services if such termination constitutes or is attributable to a breach by the optionee of any employment agreement or if the optionee is discharged or terminated 'for cause' (as determined by the Committee or the Board of Directors of the Company). The purchase price of the shares of Class A Common Stock as to which an option is exercised is to be paid in cash or by check, except that the Committee may in its discretion allow such payment to be made by surrender of shares of capital stock of the Company (at their fair market value on the date of exercise) which have either been held for at least six months or were previously acquired by the optionee on the open market, are not subject to a pledge or other security interest and are not Restricted Shares subject to the transferability restrictions set forth in Section 13 of the 2002 Plan ('Mature Shares'), or by a combination of cash, check and such shares of capital stock. If determined by the Committee, an optionee may also elect to purchase shares of Class A Common Stock on exercise of an option by assigning to the Company a sufficient amount of the proceeds from the sale of shares upon such exercise to pay for the purchase price of all such exercised options, through a cashless exercise program (as more fully described in the 2002 Plan) or by any combination of the foregoing.

    No option or SAR granted under the 2002 Plan will be assignable or otherwise transferable by the optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution and an option or SAR shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that the Committee may in the applicable option agreement or at any time thereafter in an amendment to an option agreement provide that options may be transferred with or without consideration by the optionee, subject to such rules as the Committee may adopt to preserve the purpose of the 2002 Plan, (i) pursuant to a domestic relations order or (ii) to certain Permitted Transferees (as defined in the 2002 Plan), pursuant to the terms of the plan.

    The Committee may in its discretion grant SARs in connection with any option, either at the time the option is granted or at any time thereafter while the option remains outstanding, to any person who at that time is eligible to be granted an option. The number of SARs granted to a person which will be exercisable during any given period of time will not exceed the number of shares of Class A Common Stock which he or she may purchase upon the exercise of the related option or options during such period of time. Upon the exercise of an option pursuant to the 2002 Plan, the SARs relating to the shares of Class A Common Stock covered by such exercise shall terminate. Upon the exercise of SARs pursuant to the 2002 Plan, the related option to the extent of an equal number of shares of Class A Common Stock shall terminate.

    Upon an optionee's exercise of some or all of his or her SARs, the optionee will receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, shares of Class A Common Stock or a combination thereof, as determined in the sole discretion of the Committee. The stock appreciation for an SAR will be the difference between (i) the fair market value of the underlying share of Class A Common Stock on the date of the exercise of such SAR and (ii) the option price per share of Class A Common Stock specified for the related option.

    An SAR will be exercisable only during the period determined by the Committee, which must be within the period that the option to which it is related is also exercisable.

    The Committee, at its discretion, may issue replacement or reload options to an option holder who has utilized shares of Class A Common Stock to pay the exercise price of an option granted under the 2002 Plan and/or to pay any withholding taxes applicable to such exercise. If granted, a replacement or reload option will be exercisable for the same number of shares as were utilized by the exercising option holder to pay such exercise price and/or withholding taxes. Any such replacement or reload option will have an exercise price equal to the fair market value of a share of Class A Common Stock on the date such replacement or reload option is granted, and, unless the Committee determines otherwise, all other terms and conditions of such replacement or reload option (including the date or dates on which such option shall become exercisable and the term of the option) will be identical to the terms and conditions of the exercised option with respect to which the replacement or reload option is granted. No replacement or reload option may be granted in respect of the exercise of any option granted pursuant to the 2002 Plan as an automatic grant to a non-employee director (see 'Automatic Grants to Non-Employee Directors,' below).

    Automatic Grants to Non-Employee Directors. Each director of the Company who is initially elected or appointed as a director after the date the Board of Directors adopts the 2002 Plan and who is not then an employee of the Company or any subsidiary or affiliate will receive under the 2002 Plan on the later of
(i) the date of his or her initial election or appointment to the Board of Directors or (ii) the date of the approval of the 2002 Plan by the stockholders, nonqualified options to purchase 15,000 shares of Class A Common Stock. On the date of each annual meeting of stockholders of the Company at which a director is reelected, such director will receive options to purchase 4,000 shares of Class A

Common Stock. Each such option will have a term of ten years, subject to earlier termination upon the option holder's termination of service to the Company, as provided in the 2002 Plan. Each such option will become exercisable to the extent of one-half thereof on each of the two immediately succeeding anniversaries of the date of grant, subject to continued Board membership. The exercise price per share of Class A Common Stock to be paid by the holder of such an option is equal to the fair market value (as defined in the plan) of one share of Class A Common Stock on the date the option is granted. The purchase price of the shares of Class A Common Stock as to which such an option is exercised may be paid in cash, and, by check, by delivery of Mature Shares, through the cashless exercise program described above under 'Certain Provisions Relating to Options and SARs Granted to Officers' or by a combination of the foregoing at the director's election.

    Elective Purchase of Shares. Directors may elect to receive in shares of Class A Common Stock all or any portion of the annual retainer fees and/or Board or committee meeting attendance fees that otherwise would be payable to him or her in cash pursuant to the procedures set forth in the 2002 Plan.

    Any election other than an 'Initial Election' (as defined in the 2002 Plan) to receive shares of Class A Common Stock rather than cash must be made at least six months in advance of payment and shall continue in effect until revoked by an election made at least six months in advance. There will be no limit on the number of elections or revocations that may be made by a director, except that no such election (other than an Initial Election) or revocation may take effect until at least six months after such election or revocation shall have been delivered to the Secretary of the Company. Any shares of Class A Common Stock payable under such an election will be issued on the same date that the Fees would have been paid in cash. The number of shares of Class A Common Stock to be issued on account of an election to receive shares of Class A Common Stock in payment of Fees will be based on the average of the closing prices of the shares of Class A Common Stock for the 20 consecutive trading days immediately preceding the date as of which the Fees are payable. Cash will be paid in lieu of issuing any fractional share of Class A Common Stock. The most recent election, if any, by a director who or is a participant under the Company's 1993 Equity Participation Plan or the 1998 Plan will be deemed to continue under the 2002 Plan as an 'Initial Election' and will remain in effect so long as no new election by such director is received by the Company within 10 days following approval of the 2002 Plan by stockholders.

    The foregoing provisions relating to automatic grants of options to non-employee directors and to issuances of Shares in lieu of Fees will become effective only when, as and to the extent that similar provisions under the 1998 Plan become ineffective due to (a) there being insufficient shares available under the 1998 Plan, (b) the expiration of the 1998 Plan or (c) for any other reason.

    Certain Provisions Applicable to Restricted Shares. The Committee may grant Restricted Shares to certain eligible persons at any time. In granting Restricted Shares, the Committee will determine in its sole discretion the period or periods during which the restrictions on transferability applicable to such Restricted Shares will be in force (the 'Restricted Period'). During the Restricted Period applicable to each grant of Restricted Shares, such Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a grantee's eventual right, if any, to such Restricted Shares may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Shares, the Committee will determine in its sole discretion the restrictions on vesting which will apply to the Restricted Shares for the Restricted Period. If the Committee deems restrictions on vesting inappropriate for any grantee, it may approve the award and delivery to such grantee of all or any portion of the Restricted Shares free and clear of all restrictions on transferability. The Company will not be obligated to deliver any Restricted Shares free and clear of the restrictions on transferability until the Company has satisfied itself that such delivery complies with all applicable laws and regulations.

    Stockholder Rights. A grantee of shares and, except for the restrictions on transferability, a grantee of Restricted Shares will have the rights of a holder of the shares of Class A Common Stock, as applicable, including the right to receive dividends paid on such shares and the right to vote such shares at meetings of stockholders of the Company. However, no optionee will have any of the rights of a stockholder with respect to any shares of Class A Common Stock unless and until he or she has exercised his or her option with respect to such shares of Class A Common Stock and has paid the full purchase price therefor.

    Changes in Shares. In the event of a change in the class or series of shares which may be delivered pursuant to the Plan due to a split, reverse split, combination of shares, reclassification, recapitalization, dividend or distribution payable in shares, extraordinary dividend payable in cash, merger, consolidation or other reorganization or any similar event, the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the 2002 Plan, appropriately adjust
(a) the maximum number of shares of and the classes or series of shares which may be delivered pursuant to the 2002 Plan, (b) the number of shares and the classes or series of shares subject to outstanding Options or SARs, (c) the Option price per share of outstanding Options, and (d) any other provisions of the 2002 Plan, provided that (i) any adjustments made in accordance with clauses
(b) and (c) shall make any such outstanding Option or SAR as nearly as practicable, equivalent to such Option or SAR, as the case may be, immediately prior to such change and (ii) no such adjustment shall give any optionee any additional benefits under any outstanding Option. Further, with respect to awards intended to qualify as 'performance-based compensation' under Section 162(m) of the Code, such adjustments or substitutions will be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing such awards to fail to qualify as 'performance-based compensation' for purposes of Section 162(m) of the Code.

    Changes in Control or Reorganizations. The 2002 Plan also provides that upon
(i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors, or (ii) a majority of the directors of the Company being individuals who are not nominated by the Board of Directors (a 'Plan Change of Control'), any outstanding options granted under the 2002 Plan shall become fully and immediately exercisable and any restrictions on vesting applicable to any Restricted Shares will lapse and such Restricted Shares will be delivered free and clear of all transferability restrictions. The acquisition of any portion of the combined voting power of the Company by DWG Acquisition, Nelson Peltz or Peter W. May or by any person affiliated with such persons will not constitute a Plan Change of Control. In addition, the 2002 Plan provides that in the event that the Company is merged or consolidated with another corporation, or in the event that all or substantially all of the assets of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a 'Reorganization Event') or in the event that the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions: (i) by written notice to each optionee, provide that his or her Options and/or SARs will be terminated or repurchased by the Company unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such Options); and (ii) advance the date or dates upon which any or all outstanding Options shall be exercisable.

    162(m) Performance-Based Awards. The Committee may determine that an award of Options, SARs or Restricted Shares which would not otherwise qualify as 'performance-based compensation' under Section 162(m) of the Code shall be made to so qualify by the implementation of additional vesting conditions based on the attainment of performance standards in accordance with rules set forth in the 2002 Plan. The performance standards will be based on objective, quantifiable measures for the Company as a whole, or the operating units of the Company, with respect to a period established by the Committee (a 'Performance Period') and may include, and will be limited to, one or more of the following:

     1. earnings per share;

     2. market share;

     3. margins (limited to gross margin, 'Adjusted EBITDA' (as defined below) margin, and Adjusted EBITDA (as defined below, but excluding clause (1) thereof) margin);

     4. productivity improvement;

     5. costs or expenses;

     6. successful completion of acquisitions, dispositions, recapitalizations, financings or refinancings;

     7. total return on investment portfolio;

     8. pre-tax net realized capital gains;

     9. stock price; or

    10. net investment income.

    No award under the 2002 Plan which is intended to qualify as 'performance-based compensation' under Section 162(m) of the Code will vest in respect of a period in which performance fails to attain or exceed the minimum level for any of the performance standards.

    For purposes of the performance goals described above, 'Adjusted EBITDA' for any referenced period shall mean the Company's (or with respect to an acquired company, the acquired company's) operating income for such period, as reflected on its consolidated audited financial statements, adjusted to exclude the impact of:

    (1) depreciation and amortization expenses;

    (2) any amounts accrued pursuant to management bonus plans and related employer payroll taxes for the fiscal year;

    (3) any discretionary or matching contributions to the Company's 401(k) Plan and other deferred compensation plans for the applicable fiscal year;

    (4) all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto ('APB Opinion No. 30');

    (5) all items of gain, loss or expense related to restructuring charges of subsidiaries whose operations are not included in operating income for the fiscal year;

    (6) all items of gain, loss or expense related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30;

    (7) any profit or loss attributable to the business operations of any entity acquired by the Company or any consolidated subsidiary during the Plan Year;

    (8) the reduction in carrying value of long-lived assets, in accordance with FASB Pronouncement No. 121 and/or FASB Pronouncement No. 144, and any amendment, restatement, modification, supplement or successor thereto; and

    (9) all items of expense related to equity-based compensation determined in accordance with the standards established by Opinion No. 25 of the Accounting Principles Board or FASB Pronouncement No. 123, and any amendment, restatement, modification, supplement or successor thereto.

In addition, operating income will not be adjusted for a minority interest holder's share of a consolidated subsidiary's operating income or loss.

    Amendment and Discontinuance. The 2002 Plan provides that the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the Plan and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair any rights under any award theretofore made under the 2002 Plan shall not to that extent be effective without the consent of the person to whom such award was made.

    Effective Date and Duration of the 2002 Plan. The 2002 Plan was approved by the Board of Directors on April 25, 2002 and will become effective on the date of its approval by the stockholders. The term during which awards may be granted under the 2002 Plan, if approved, will expire on June 4, 2012.

NEW PLAN BENEFITS

    No awards have been made under the 2002 Plan. Other than with respect to non-employee directors' automatic awards and shares received in lieu of Fees, awards under the 2002 Plan will be determined by the Committee in its discretion and it is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2002 Plan. For information regarding option grants made to the Named Officers for fiscal 2001 under the 1998 Plan, see 'Options Granted in Fiscal 2001.' Set forth below are the automatic option awards that will be received by non-employee directors in fiscal 2002 under the 1998 Plan or, if the 2002 Plan is approved by the stockholders, under the 2002
Plan:

                                                                NUMBER OF SHARES
                                                                   OF CLASS A
                                            ESTIMATED OPTION      COMMON STOCK
                                            EXERCISE PRICE(1)      OPTIONS(2)
                                            -----------------      ----------
Non-Employee Directors....................       $27.55              28,000

---------
(1) Exercise price is based on the closing price of the Class A Common Stock on April 15, 2002. The actual exercise price will be based on the 'fair market value' of the shares of Class A Common Stock on the date of the Meeting.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Assumes all seven incumbent non-management directors nominated for election at the Meeting are elected and no additional directors are elected or appointed in fiscal 2002. Directors may also elect to have some or all of their Fees paid in shares of Class A Common Stock under the 2002 Plan.

FEDERAL TAX CONSEQUENCES OF OPTIONS

    The following summary of the Federal income tax consequences of the grant and exercise of nonqualified options awarded under the 2002 Plan, and the disposition of shares purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations.

    No income will be realized by an optionee upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the 'Spread') at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code of compensation paid to executives designated in those sections. The optionee's tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the nonqualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.

    Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a 'Section 16 Person') begins the six-month period of potential short-swing liability. However, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified, by the Company's stockholders no later than the next annual meeting of stockholders. If the grant satisfies either of the conditions described in clauses (i) or (ii) above, the taxable event will ordinarily be the date of exercise. However, if an option is exercised by a Section 16 Person within six months after the date of grant and neither of the conditions described in clauses (i) or (ii) above are satisfied, taxation will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to
Section 83(b) of the Code to be taxed on the date of exercise.

    The payment by an optionee of the exercise price, in full or in part, with previously acquired shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares to the Company, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to the Company will be taxable to the optionee. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

REQUIRED VOTE

    Approval of the proposed 2002 Plan will require the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 EQUITY PARTICIPATION PLAN.

                                  PROPOSAL 3.
                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

INTRODUCTION

    The Board of Directors has selected Deloitte & Touche LLP ('Deloitte') to be the Company's independent certified public accountants for fiscal 2002. Deloitte has acted as the Company's independent certified public accountants since July 9, 1994.

    Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

    Ratification of the appointment of the independent certified public accountants requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting. In the event that the Company's stockholders fail to ratify the appointment of Deloitte, the selection of the Company's independent certified public accountants will be submitted to the Company's Board of Directors for reconsideration.

AUDITOR FEES

    The following is a description of the fees billed to the Company by Deloitte during the fiscal year ended December 30, 2001:

    Audit Fees: Audit fees paid by the Company to Deloitte in connection with Deloitte's review and audit of the Company's annual financial statements for the fiscal year ended December 30, 2001 and Deloitte's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 30, 2001 totaled approximately $550,000.

    Financial Information Systems Design and Implementation Fees: The Company did not engage Deloitte to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 30, 2001.

    All Other Fees: Fees billed to the Company by Deloitte for all other non-audit services rendered to the Company during the fiscal year ended
December 30, 2001 totaled approximately $1,488,000, including approximately $1,110,000 for audit related services (principally related to the sale of the Snapple Beverage Group), $360,000 for tax related services and $18,000 for other services.

    As noted in the Audit Committee Report (see page 25), the Audit Committee has considered whether the provision of services by Deloitte that were not related to the audit of the Company's consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining Deloitte's independence.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $8,000, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

    From time to time, stockholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. It is currently expected that the next Annual Meeting will be held during the early part of June 2003, with the related proxy statement being first mailed to stockholders on or about May 1, 2003. To be considered for the 2003 Annual Meeting of Stockholders of the Company, proposals must be received by the Company no later than December 28, 2002, and must otherwise comply with Rule 14a-8 under the Exchange Act.

    Stockholders who do not wish to follow Rule 14a-8 under the Exchange Act in proposing a matter for action at the next annual meeting may also submit a proposal pursuant to the procedural requirements set forth in Triarc's Certificate of Incorporation. Any such proposals must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of the stockholder in such item of business and (vi) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act, or any successor thereto. The Company may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to a nominee. The Nominating Committee has adopted certain rules with respect to nominations for Board membership. See 'Proposal 1. Election of Directors -- Board Meetings and Certain Committees of the Board -- Nominating Committee' above. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 280 Park Avenue, New York, New York 10017.

ANNUAL REPORT ON FORM 10-K

    The Company will provide copies of the Form 10-K, as amended, without charge, upon a written or oral request, by first class mail or other equally prompt means within one business day of such request. Such copies may be obtained by contacting the Company at 280 Park Avenue, New York, New York 10017,
Attn: Investor Relations; Telephone: (212) 451-3000. Copies of the Form 10-K may also be obtained from the Company's website at http://www.triarc.com.

                                          By Order of the Board of Directors

                                          STUART I. ROSEN

                                          STUART I. ROSEN
                                          Secretary

New York, New York
April 25, 2002

                                                                       EXHIBIT A

                             TRIARC COMPANIES, INC.
                         2002 EQUITY PARTICIPATION PLAN

    1. Purpose. The purpose of the 2002 Equity Participation Plan (the 'Plan') of Triarc Companies, Inc. ('Company') is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in the ownership of the capital stock of the Company (the 'Capital Stock') by selected officers, directors ('Directors') and key employees of, and consultants to, the Company and its Subsidiaries and Affiliates who are important to the success and growth of the business of the Company and its Subsidiaries and Affiliates and (ii) assisting the Company to secure and retain the services of such persons. The Plan provides for granting such persons (a) options ('Options') for the purchase of shares of Capital Stock (the 'Shares'), (b) tandem stock appreciation rights ('SARs') and
(c) Shares which are both restricted as to transferability and subject to a substantial risk of forfeiture ('Restricted Shares'). The Plan also provides for automatic grants of Options to non-employee Directors and permits such non-employee Directors to elect to receive all or a portion of their annual retainer fees and/or board of directors or committee meeting attendance fees in Shares.

    2. Administration. The Plan shall be administered by a Committee (the 'Committee') consisting of two or more Directors appointed by the Board of Directors of the Company. It is intended, but not required, that the directors appointed to serve on the Committee shall be 'Non-Employee Directors' (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the 'Act')), and 'outside directors' within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to the Company and the Plan; however, the fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award which is otherwise validly made under the Plan. The members of the Committee may be changed at any time and from time to time in the discretion of the Board of Directors of the Company. Subject to the limitations and conditions hereinafter set forth, and except with respect to automatic grants to non-employee Directors pursuant to Section 11.1 hereof, the Committee shall have authority to grant Options hereunder, to determine the number of Shares for which each Option shall be granted and the Option price or prices, to determine any conditions pertaining to the exercise or to the vesting of each Option, to grant tandem SARs in connection with any Option either at the time of the Option grant or thereafter, to make awards of Restricted Shares, to determine the number of Restricted Shares to be granted, and to establish in its discretion the restrictions to which any such Restricted Shares shall be subject. The Committee shall have full power to construe and interpret the Plan and any Plan agreement executed pursuant to the Plan, to establish and amend rules for its administration, to establish in its discretion terms and conditions applicable to the exercise of Options and SARs and the grant of Restricted Shares and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

    3. Shares Subject to the Plan. The Shares to be transferred or sold pursuant to the grant of Restricted Shares or the exercise of Options or SARs granted under the Plan or pursuant to the election by a Director to receive all or a portion of their annual retainer fees and/or board of directors or committee meeting attendance fees, if any ('Fees'), in Shares shall be authorized Shares, and may be issued Shares reacquired by the Company and held in its treasury or may be authorized but unissued Shares. Subject to the provisions of Section 19 hereof (relating to adjustments in the number and classes or series of Capital Stock to be delivered pursuant to the Plan), the maximum aggregate number of Shares to be granted as Restricted Shares or to be delivered on the exercise of Options or SARs or upon a Director's election to receive Fees in Shares shall be 5,000,000 and all such shares shall be shares of the Company's Class A Common Stock, par value $0.10 per share (the 'Class A Common Stock').

    If an Option expires or terminates for any reason during the term of the Plan and prior to the exercise in full of such Option or the related SAR, if any, or if Restricted Shares are forfeited as provided in the grant of such Shares, the number of Shares previously subject to but not delivered under such Option, related SAR or grant of Restricted Shares shall be available to be awarded thereafter. An Option that terminates upon the exercise of a tandem SAR shall be deemed to have been exercised at the time of the exercise of such tandem SAR, and the Shares subject thereto shall not be available for further grants under the Plan.

    4. Eligibility. Options, SARs or Restricted Shares may be granted from time to time to selected officers, and subject to the provisions of Section 2 hereof, Directors (including non-employee Directors) and key employees of, and consultants to, the Company or any consolidated Subsidiary or Affiliate, each as defined in this Section 4; provided that a consultant shall be eligible for the grant of Options, SARs and Restricted Shares only if such person is a consultant to the Company, a Subsidiary or Affiliate who is entitled to participate in an 'employee benefit plan' within the meaning of 17 CFR 'SS' 230.405 (which, as of the effective date of the Plan, includes those who (A) are natural persons and
(B) provide bona fide services to the Company or a Subsidiary or Affiliate of the Company other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities). From time to time, the Committee shall designate from such eligible persons those who will be granted Options, SARs or Restricted Shares, and in connection therewith, the number of Shares to be covered by each grant of Options or Restricted Shares. In addition, Options shall be granted automatically to non-employee Directors and non-employee Directors shall be entitled to receive all or a portion of their Fees in Shares as provided in Section 11 hereof. Persons granted Options are referred to hereinafter as 'optionees,' and persons granted Restricted Shares are referred to hereinafter as 'grantees.' Nothing in the Plan, or in any grant of Options, SARs, Restricted Shares or Shares pursuant to the Plan, shall confer on any person any right to continue in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor in any way interfere with the right of the Company or any of its Subsidiaries or Affiliates to terminate the person's employment or service at any time.

    The term 'Subsidiary' shall mean, at the time of reference, any entity organized or acquired (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (including the Company) other than the last entity in the unbroken chain owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests in one of the other entities in such chain. The term 'Affiliate' shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. Notwithstanding any other provision of the Plan to the contrary, in no event may Restricted Shares intended to qualify as '162(m) Performance-Based Awards' (as defined in Section 23), Options and/or SARs be granted under the Plan to any individual in any one calendar year in an amount exceeding an aggregate of 1,000,000 shares of Class A Common Stock.

                    PROVISIONS RELATING TO OPTIONS AND SARS

    5. Character of Options. Options granted hereunder shall not be incentive stock Options as such term is defined in Section 422 of the Code. Options granted hereunder shall be 'non-qualified' stock options subject to the provisions of Section 83 of the Code.

    If an Option granted under the Plan (other than an Option granted pursuant to Section 11 of the Plan) is exercised by an optionee, then, at the discretion of the Committee, the optionee may receive a replacement or reload Option hereunder to purchase a number of Shares equal to the number of Shares utilized to pay the exercise price and/or withholding taxes on the Option exercise, with an exercise price equal to the 'fair market value' (as defined in Section 7 of the Plan) of a Share on the date such replacement or reload Option is granted, and, unless the Committee determines otherwise, with all other terms and conditions (including the date or dates on which the Option shall become exercisable and the term of the Option) identical to the terms and conditions of the Option with respect to which the reload Option is granted. No replacement or reload Option shall be granted in respect of the exercise of any Option granted pursuant to Section 11 of the Plan.

    6. Stock Option Agreement. Each Option granted under the Plan, whether or not accompanied by SARs, shall be evidenced by a written stock option agreement, which shall be executed by the Company and by the person to whom the Option is granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

    7. Option Exercise Price. The price per Share to be paid by the optionee on the date an Option is exercised shall not be less than 85 percent of the fair market value of one Share on the date the Option is granted. In no event shall the price per Share to be paid by the optionee on the date an Option is exercised be less than its par value.

    For purposes of this Plan, the 'fair market value' as of any date in respect of any Shares of Class A Common Stock shall mean either (i) the closing price per share of Class A Common Stock, on such date or (ii) the average of the high and low sales prices of a share of Class A Common Stock, on such date, as determined by the Committee in its sole discretion. The closing price for such day shall be (a) as reported on the composite transactions tape for the principal exchange on which the Class A Common Stock, is listed or admitted to trading (the 'Composite Tape'), or if the Class A Common Stock is not reported on the Composite Tape or if the Composite Tape is not in use, the last reported sales price regular way on the principal national securities exchange on which the Class A Common Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of the shares of Class A Common Stock has been traded during the 30 consecutive trading days commencing 45 trading days before such date), or, in either case, if there is no transaction on any such day, the average of the bid and asked prices regular way on such day, or (b) if the Class A Common Stock is not listed on any national securities exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices, as reported on the National Association of Securities Dealers Automated Quotation System ('NASDAQ'). If on any such date the Class A Common Stock is not quoted by any such exchange or NASDAQ, the fair market value of the Class A Common Stock on such date shall be determined by the Committee in its sole discretion.

    8. Option Term. The period after which Options granted under the Plan (other than Options granted pursuant to Section 11) may not be exercised shall be determined by the Committee with respect to each Option granted, but may not exceed ten years from the date on which the Option is granted, subject to the third paragraph of Section 9 hereof.

    9. Exercise of Options. The time or times at which or during which Options granted under the Plan may be exercised, and any conditions pertaining to such exercise or to the vesting in the optionee of the right to exercise Options or SARs, shall be determined by the Committee in its sole discretion, except as otherwise specifically set forth herein. Subsequent to the grant of an Option which is not immediately exercisable in full, the Committee, at any time before complete termination of such Option, may accelerate or extend the time or times at which such Option and the related SAR, if any, may be exercised in whole or part.

    Except as provided in this paragraph, no Option or SAR granted under the Plan shall be assignable or otherwise transferable by the optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution and an Option or SAR shall be exercisable during the optionee's lifetime only by the optionee. The Committee may in the applicable Option agreement or at any time thereafter in an amendment to an Option agreement provide that Options granted hereunder may be transferred with or without consideration by the Optionee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, (i) pursuant to a domestic relations order or (ii) to one or more of:

    (x) the optionee's spouse, children or grandchildren (including adopted children, stepchildren and grandchildren) (collectively, the 'Immediate Family');

    (y) a trust solely for the benefit of the optionee and/or his or her Immediate Family;

    (z) a partnership or limited liability company, the partners or members of which are limited to the optionee and his or her Immediate Family; or

    (zz) any other person or entity authorized by the Committee.

(each transferee is hereinafter referred to as a 'Permitted Transferee'); provided, however, that the optionee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the optionee in writing that such a transfer would comply with the requirements of the Plan, any applicable Option agreement and any amendments thereto.

The terms and conditions of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Option agreement or any amendment thereto to an optionee or grantee shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate; (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the optionee under the Plan or otherwise; and (d) the events of termination of employment by, or services to, the Company under clause (b) of the third paragraph of Section 9 and Section 11.1, as the case may be, hereof shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in
Section 9 and Section 11.1, as the case may be.

    The unexercised portion of any Option (other than Options granted pursuant to Section 11) or SAR granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

        (a) the expiration of the period of time determined by the Committee upon the grant of such Option; provided that such period shall not exceed ten years from the date on which such Option was granted;

        (b) the termination of the optionee's employment by, or services to, the Company and its Subsidiaries or Affiliates if such termination constitutes or is attributable to a breach by the optionee of an employment or consulting agreement with the Company or any of its Subsidiaries or Affiliates, or if the optionee is discharged or if his or her services are terminated for cause; or

        (c) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide upon the granting thereof.

    The Committee and the Board of Directors shall have the right to determine what constitutes cause for discharge or termination of services, whether the optionee has been discharged or his or her services terminated for cause and the date of such discharge or termination of services, and such determination of the Committee or the Board of Directors shall be final and conclusive.

    In the event of the death of an optionee, Options or SARs, if any, exercisable by the optionee at the time of his or her death may be exercised within one year thereafter by the person or persons to whom the optionee's rights under the Options or SARs, if any, shall pass by will or by the applicable law of descent and distribution. However, in no event may any Option or SAR be exercised by anyone after the earlier of (a) the final date upon which the optionee could have exercised it had the optionee continued in the employment of, or continued to provide services to, the Company or its Subsidiaries or Affiliates to such date, or (b) one year after the optionee's death.

    An Option may be exercised only by a notice in writing complying in all respects with the applicable Option agreement. Such notice may instruct the Company to deliver Shares due upon the exercise of the Option to any registered broker or dealer approved by the Company (an 'approved broker') in lieu of delivery to the optionee. Such instructions shall designate the account into which the Shares are to be deposited. The optionee may tender such notice, properly executed by the optionee, together with the aforementioned delivery instructions, to an approved broker. The purchase price of the Shares as to which an Option is exercised shall be paid in cash or by check, except that the Committee may, in its discretion, allow such payment to be made by surrender of Shares which are not Restricted Shares subject to the 'Transferability Restrictions' set forth in Section 13 (at their fair market value on the date of exercise); provided, however, that such Shares are not subject to any pledge or other security interest and have either been held by the optionee for at least six months, previously acquired by the optionee on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting charge to the earnings of the Company in respect of the Option (such eligible Shares being referred to herein as 'Mature Shares'), or by a combination of cash, check and Mature Shares.

    Payment in accordance with Section 9 may be deemed to be satisfied, if and to the extent provided in the applicable Option agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Shares acquired upon exercise to pay for all of the Shares acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the Securities Exchange Act of 1934, as amended, and does not require the consent, clearance or approval of any governmental or regulatory body (including any securities exchange or similar self-regulatory organization).

    Wherever in this Plan or any Option agreement an optionee is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the optionee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option (or if the Option is paid in cash, cash in an amount equal to the fair market value of such shares on the date of exercise).

    10. Stock Appreciation Rights. The Committee may in its discretion grant SARs in connection with any Option, either at the time the Option is granted or at any time thereafter while the Option remains outstanding, to any person who at that time is eligible to be granted an Option. The number of SARs granted to a person which shall be exercisable during any given period of time shall not exceed the number of Shares which such optionee may purchase upon the exercise of the related Option or Options during such period of time. Upon the exercise of an Option pursuant to the Plan, the SARs relating to the Shares covered by such exercise shall terminate. Upon the exercise of SARs pursuant to the Plan, the related Option to the extent of an equal number of Shares shall terminate.

    Upon an optionee's exercise of some or all of such optionee's SARs, the optionee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Shares or a combination thereof, as determined in the sole discretion of the Committee. The stock appreciation for an SAR is the difference between (i) the fair market value, as determined by the Committee as set forth in the underlying agreement, of the underlying Share on the date of the exercise of such SAR and
(ii) the Option price specified for the related Option. At the time of such exercise, the optionee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Shares which, for purposes of calculating the number of Shares to be received, shall be valued at their fair market value on the date of the exercise of such SARs. The Committee in its sole discretion shall have the right to disapprove an optionee's election to receive cash in full or partial settlement of the SARs exercised, and to require the Shares to be delivered in lieu of cash. If Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

    An SAR shall be exercisable only during the period determined by the Committee, which period shall be within the period that the related Option is exercisable.

    11. Automatic Grants to Non-Employee Directors; Elective Purchase of Shares.

        11.1 Automatic Grants to Non-Employee Directors. Notwithstanding any other provision of the Plan, but subject to Section 11.3, each Director who is initially elected or appointed as a Director after the date of the adoption of the Plan by the Board of Directors and who is not then an employee of the Company, any Subsidiary or any Affiliate shall receive on the later of (i) the date of the approval of the Plan by the stockholders, or (ii) the date of such Director's initial election or appointment to the Board of Directors, nonqualified Options to purchase 15,000 Shares. On the date of each annual meeting of stockholders of the Company held after the Plan is adopted by the Board of Directors at which a Director is reelected, such Director shall receive nonqualified Options to purchase 4,000 Shares. Each such Option shall have a term of ten years, subject to the provisions of this Section 11.1 below. Each such Option shall become exercisable to the extent of one-half thereof on each of the two immediately succeeding anniversaries of the date of grant, subject to continued service on the Board. The price per Share to be paid by the holder of such an Option shall equal the fair market value of one Share on the date the Option is granted. The purchase price of the Shares as to which such an Option is exercised shall be paid in cash, by check, by the delivery of Mature Shares, through the cashless exercise program described in Section 9, or any combination thereof, at the Director's election. Any Director holding Options granted under this Section 11.1 who is a member of the Committee shall not participate in any action of the Committee with respect to any claim or dispute involving such Director.

    Subject to the provisions of the applicable Plan agreement, the unexercised portion of any such Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

        (a) the expiration of ten years from the date on which such Option was granted;

        (b) the termination of the optionee's services to the Company and its Subsidiaries or Affiliates if the optionee's services are terminated for 'cause.' For purposes of this section, 'cause' shall mean that the Optionee's services are terminated (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any Subsidiary or Affiliate, (ii) for violation of a policy of the Company or any Subsidiary or Affiliate, (iii) for serious and willful acts or misconduct detrimental to the business or reputation of the Company or any Subsidiary or Affiliate or (iv) for 'cause' or any like term as defined in any written contract between the Company and the optionee;

        (c) if the optionee's service terminates for reasons other than as provided in subsection (a), (b) or (d) of this Section 11.1, the portion of Options granted to such optionee which were not exercisable immediately prior to such termination shall immediately terminate and expire and the portion which was exercisable immediately prior to such termination may be exercised until the earlier of (i) 90 days after his termination of service or (ii) the date on which such Options terminate or expire in accordance with the provisions of the Plan (other than this Section 11.1) and the Plan agreement; or

        (d) if the optionee's service terminates by reason of his death, or if the optionee's service terminates in the manner described in Subsection (c) of this Section 11.1 and he dies within such period for exercise provided for therein, the portion of Options not exercisable immediately prior to such termination shall immediately terminate and expire and the portion which was exercisable by him immediately prior to his death shall be exercisable by the person to whom such Options pass under such optionee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the optionee's death or (ii) the date on which such Options terminate or expire in accordance with the provisions of the Plan (other than this Section 11.1) and the Plan agreement.

        11.2 Elective Purchase of Shares. In addition to any other benefit to which any Director may be entitled under the terms of the Plan, a Director shall be permitted to elect to receive all or any portion of the Fees that otherwise would be payable in cash to such Director, in Shares rather than cash in accordance with the provisions of this Section 11.2.

    Any Director may elect to receive all or any portion of his or her Fees in Shares rather than cash by delivering a written election (an 'Election Notice,' the election set forth therein being referred to as the 'Election') to the Secretary of the Company. An Election shall continue in effect until it is revoked by delivery to the Secretary of the Company of a written revocation notice (a 'Revocation') or modified by delivery to the Secretary of the Company of a new Election Notice. Any Election or

Revocation under this Section 11.2 shall be effective with respect to Fees that otherwise would be paid after the later of (x) with respect to an Initial Election (as defined below), the date of receipt by the Secretary of the Company of the Election Notice or, if later, the date specified in such Election Notice, and (y) with respect to any Revocation or any Election, other than an Initial Election, six months after the date of receipt by the Secretary of the Company of such Revocation or Election Notice. There shall be no limit on the number of Elections or Revocations that may be made by a Director. A Director who does not elect that all or a portion of his Fees be paid in Shares shall receive his Fees in cash on the date that such Fees are otherwise due. Any Shares payable under this Section 11.2 shall be issued to the Director on the same date that the Fees would have been paid in cash. The number of Shares to be issued to a Director who makes an Election under this Section 11.2 shall be determined by dividing:

        (i) The amount of the Director's Fees for which such Director has made an Election under this Section 11.2, by

        (ii) the average of the fair market value of the Shares (as defined in Section 7 of the Plan) for the twenty (20) consecutive trading days immediately preceding the date as of which the Fees otherwise would be payable. Only full Shares shall be issued pursuant to this Section. If the formula set forth above would result in a Director receiving any fractional Share, then, in lieu of such fractional Share, the Director shall be paid cash.

    For purposes of this Section 11.2 an 'Initial Election' means an Election received by the Secretary of the Company from a Director on a date not later than the later of (a) ten days following approval of the Plan by the stockholders, and (b) ten days after a Director is first elected a director of the Company; provided, however, that with respect to Directors who were participants in the Triarc Companies, Inc. 1993 Equity Participation Plan (the '1993 Plan') or the Triarc Companies, Inc. 1998 Equity Participation Plan (the '1998 Plan'), the most recent outstanding election under the 1993 Plan or the 1998 Plan, if any, shall be deemed to continue under this Plan as an 'Initial Election' and shall continue to be effective so long as no new Election Notice is received within 10 days following approval of the Plan by the stockholders.

    11.3. Effectiveness of Section 11. Notwithstanding anything in this Plan to the contrary, Section 11.1 and Section 11.2 shall become effective only when, as and to the extent that Section 11.1 and 11.2 of the 1998 Plan, respectively, become ineffective due to (a) there being insufficient shares of Class A Common Stock available under the 1998 Plan, (b) the expiration of the 1998 Plan or (c) for any other reason.

                    PROVISIONS RELATING TO RESTRICTED SHARES

    12. Granting of Restricted Shares. The Committee may grant Restricted Shares to eligible persons at any time. In granting Restricted Shares, the Committee shall determine in its sole discretion the period or periods during which the restrictions on transferability applicable to such Shares will be in force (the 'Restricted Period'). The Restricted Period may be the same for all such Shares granted at a particular time or to any one grantee or may be different with respect to different grantees or with respect to various of the Shares granted to the same grantee, all as determined by the Committee in its sole discretion.

    Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Company and by the person to whom the Restricted Shares are granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

    13. Restrictions on Transferability. During the Restricted Period applicable to each grant of Restricted Shares, such Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a grantee's eventual right, if any, to such Shares may not be assigned or transferred except by will or by the laws of descent and distribution. The restrictions on the transferability of Restricted Shares imposed by this section are referred to in this Plan as the 'Transferability Restrictions.'

    14. Determination of Vesting Restrictions. With respect to each grant of Restricted Shares, the Committee shall determine in its sole discretion the restrictions on vesting which will apply to the Shares for the Restricted Period, which restrictions as initially determined and as they may be modified pursuant to the Plan, are referred to hereinafter as the 'Vesting Restrictions.' By way of illustration but not by way of limitation, any such determination of Vesting Restrictions by the Committee may provide (a) that the grantee will not be entitled to any such Shares unless he or she is still employed by, or providing services to, the Company or its Subsidiaries or Affiliates at the end of the Restricted Period; (b) the grantee will become vested in such Shares according to such schedule as the Committee may determine; (c) that the grantee will become vested in such Shares at the end of or during the Restricted Period based upon the achievement (in such manner as the Committee may determine) of such performance standards as the Committee may determine; (d) that the grantee will become vested in such Shares in any combination of the foregoing or under such other terms and conditions as the Committee in its sole discretion may determine; and (e) how any such Vesting Restrictions will be applied, modified or accelerated in the case of the grantee's death, total and permanent disability (as determined by the Committee), retirement or under any other circumstances.

    The performance standards, if any, set by the Committee for any grantee may be individual performance standards applicable to the grantee, may be performance standards for the Company or the division, business unit or Subsidiary by which the grantee is employed or to which the grantee is providing services, may be performance standards set for the grantee under any other plan providing for incentive compensation for the grantee, or may be any combination of such standards. Performance standards set at the time of the grant of any Restricted Shares may be revised at any time prior to the beginning of the last year of the Restricted Period, but only to take into account significant changes in circumstances as determined by the Committee in its sole discretion.

    If the Committee deems the Vesting Restrictions inappropriate for any grantee, it may approve the award and delivery to such grantee of all or any portion of the Restricted Shares then held in escrow pursuant to Section 15. Any Restricted Shares so awarded and delivered to a grantee shall be delivered free and clear of the Transferability Restrictions.

    15. Manner of Holding and Delivering Restricted Shares. Each certificate issued for Restricted Shares granted hereunder will be registered in the name of the grantee, will contain such legend(s) as the Committee shall determine appropriate, if any, and will be deposited with the Company or its designee in escrow, accompanied by a stock power executed in blank by the grantee covering such Shares. The certificates for such Shares will remain in escrow until the earlier of the end of the applicable Restricted Period, or, if the Committee has provided for earlier termination of the Transferability Restrictions following a grantee's death, total and permanent disability, retirement or earlier vesting of such Shares, such earlier termination of the Transferability Restrictions. At whichever time is applicable, the certificates representing the number of such Shares to which the grantee is then entitled will be released from escrow and delivered to the grantee free and clear of the Transferability Restrictions, provided that in the case of a grantee who is not entitled to receive the full number of such Shares evidenced by the certificates then being released from escrow because of the application of the

Vesting Restrictions, such certificates will be returned to the Company and canceled, and a new certificate representing the Shares, if any, to which the grantee is entitled pursuant to the Vesting Restrictions, will be issued and delivered to the grantee, free and clear of the Transferability Restrictions.

    16. Transfer in the Event of Death, Disability or Retirement. Notwithstanding a grantee's death, total and permanent disability or retirement, the certificates for his or her Restricted Shares will remain in escrow and the Transferability Restrictions will continue to apply to such Shares unless the Committee determines otherwise. Upon the release of such Shares from escrow and the termination of the Transferability Restrictions, either upon any such determination by the Committee or at the end of the applicable Restricted Period, as the case may be, the portion of such grantee's Restricted Shares to which he or she is entitled, determined pursuant to his or her applicable Vesting Restrictions, will be awarded and delivered to the grantee or to the person or persons to whom the grantee's rights, if any, to the Shares shall pass by will or by the applicable law of descent and distribution, as the case may be. However, the Committee may, in its sole discretion, award and deliver all or any greater portion of the Restricted Shares to any such grantee or to such person or persons.

    17. Limitations on Obligation to Deliver Shares. The Company shall not be obligated to deliver any Restricted Shares free and clear of the Transferability Restrictions until the Company has satisfied itself that such delivery complies with all laws and regulations by which the Company is bound.

                               GENERAL PROVISIONS

    18. Stockholder Rights. Except for the Transferability Restrictions, a grantee of Restricted Shares shall have the rights of a holder of the Shares, including the right to receive dividends paid on such Shares and the right to vote such Shares at meetings of stockholders of the Company; provided that the Committee may provide at the time of any grant of Restricted Shares that cash dividends and stock dividends with respect to the Restricted Shares may be withheld by the Company for the grantee's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Company and attributable to any particular Restricted Share (and earnings thereon, if applicable) shall be distributed to the grantee upon the release of restrictions on such Restricted Share and, if such Restricted Share is forfeited, the grantee shall have no right to such cash dividends or stock dividends. No optionee shall have any of the rights of a stockholder with respect to any Shares unless and until he or she has exercised his or her Option with respect to such Shares and has paid the full purchase price therefor.

    19. Changes in Shares. In the event of (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event which involves, affects or is made with regard to any class or series of Capital Stock which may be delivered pursuant to the Plan ('Plan Shares'), (ii) any dividend or distribution on Plan Shares payable in Capital Stock, or extraordinary dividend payable in cash, or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the Plan, appropriately adjust (a) the maximum number of shares of Capital Stock and the classes or series of such Capital Stock which may be delivered pursuant to the Plan, (b) the number of shares of Capital Stock and the classes or series of Capital Stock subject to outstanding Options or SARs, (c) the Option price per share of all Capital Stock subject to outstanding Options, and (d) any other provisions of the Plan, provided, however, that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding Option or SAR as nearly as practicable, equivalent to such Option or SAR, as the case may be, immediately prior to such change and (ii) no such adjustment shall give any optionee any additional benefits under any outstanding Option. Further, with respect to awards intended to qualify as 'performance-based compensation' under
Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing such awards to fail to qualify as 'performance-based compensation' for purposes of Section 162(m) of the Code.

    20. Reorganization. In the event that the Company is merged or consolidated with another corporation, or in the event that all or substantially all of the assets of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a 'Reorganization Event') or in the event that the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions:
(i) by written notice to each optionee, provide that his or her Options and/or SARs will be terminated or repurchased by the Company unless exercised within thirty (30) days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such Options); and (ii) advance the date or dates upon which any or all outstanding Options shall be exercisable.

    Whenever deemed appropriate by the Committee, any action referred to in the preceding paragraph may be made conditional upon the consummation of the applicable Reorganization Event. The provisions of this Section 20 shall apply notwithstanding any other provision of the Plan.

    21. Change of Control. Notwithstanding anything in the Plan to the contrary, upon (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors, or (ii) a majority of the directors of the Company being individuals who are not nominated by the Board of Directors (a 'Change of Control'), any outstanding Options granted under the Plan shall be fully and immediately exercisable and any Vesting Restrictions applicable to any Restricted Shares shall lapse and such Restricted Shares shall be delivered free and clear of all Transferability Restrictions. The acquisition of any portion of the combined voting power of the Company by DWG Acquisition Group, L.P., Nelson Peltz or Peter May or by any person affiliated with such persons (or the acquisition or disposition by any person or persons who receive any award under
Section 11 hereof) shall in no event constitute a Change of Control.

    22. Withholding Taxes. Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the optionee or grantee remit an amount sufficient to satisfy all federal, state and other governmental holding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of an SAR or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan. Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 9 of the Plan, the optionee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

    Without limiting the generality of the foregoing, (i) an optionee or grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of Mature Shares having a fair market value (determined as of the date of such delivery by the optionee or grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the optionee or grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee or grantee incurring any liability under Section 16(b) of the Act; and (ii) the Committee may permit any such delivery to be made by withholding Shares from the Shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

    23. 162(m) Performance-Based Awards. The Committee may determine that an award of Options, SARs or Restricted Shares which would not otherwise qualify as 'performance-based compensation' under Section 162(m) of the Code shall be made to so qualify by the implementation of additional vesting conditions based on the attainment of performance standards in accordance with the rules set forth below. Such an award is referred to hereunder as a '162(m) Performance-Based Award.' The performance standards applicable to a 162(m) Performance-Based Award will be based on objective, quantifiable measures for the Company as a whole, or the operating units of the Company, with respect to a period established by the Committee (a 'Performance Period') and may include, and will be limited to, one or more of the following:

        1. earnings per share;

        2. market share;

        3. margins (limited to gross margin, 'Adjusted EBITDA' (as defined below) margin, and Adjusted EBITDA (as defined below, but excluding clause
    (1) thereof) margin);

        4. productivity improvement;

        5. costs or expenses;

       6. successful completion of acquisitions, dispositions, recapitalizations, financings or refinancings;

        7. total return on investment portfolio;

        8. pre-tax net realized capital gains;

        9. stock price; or

        10. net investment income.

    For each Performance Period, the Committee will, on or before the date as may be required in order for a 162(m) Performance-Based Award to qualify as 'performance-based compensation' for purposes of Section 162(m) of the Code (the 'Performance Goals Date'), establish (a) the performance standards and (b) if more than one performance standard is established, the weighting of the performance standards. The Committee may at any time prior to the Performance Goals Date for a period or, subject to the next paragraph, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a performance standard for such period in order to prevent the dilution or enlargement of the rights of grantees (X) in the event or in anticipation of any unusual or extraordinary corporate item, transaction, event or development;
(Y) in recognition or in anticipation of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to or in anticipation of changes in applicable laws, regulations, accounting principles or business conditions; and (Z) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

    The Committee may exercise such discretion set forth in the preceding paragraph to the extent the exercise of such authority after the Performance Goals Date would not cause the 162(m) Performance-Based Award to fail to qualify as 'performance-based compensation' under Section 162(m) of the Code. If such discretion would cause such 162(m) Performance-Based Award to fail to qualify as performance-based compensation, then such authority shall only be exercised with respect to those grantees who are determined by the Committee to be not persons subject to Section 162(m) of the Code.

    On or before the Performance Goals Date as to each applicable period, the Committee shall establish a written schedule of the amount of Shares subject to the 162(m) Performance-Based Award that will vest if the performance standards are satisfied. As soon as practicable following the end of the applicable period, the Committee will certify in writing the attainment of the performance standards established for the applicable period and will calculate the number of amount of Shares subject to the 162(m) Performance-Based Award, if any, that will vest pursuant to the schedule previously established by the Committee.

    Notwithstanding any provision herein to the contrary, no 162(m) Performance-Based Award will vest in respect of a period in which performance fails to attain or exceed the minimum level for any of the performance standards.

    For purposes of this Section 23, 'Adjusted EBITDA' for any referenced period shall mean the Company's (or with respect to an acquired company, the acquired company's) operating income for such period, as reflected on its consolidated audited financial statements, adjusted to exclude the impact of:

        (1) depreciation and amortization expenses;

        (2) any amounts accrued pursuant to management bonus plans and related employer payroll taxes for the fiscal year;

        (3) any discretionary or matching contributions to the Company's 401(k) Plan and other deferred compensation plans for the applicable fiscal year;

        (4) all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto ('APB Opinion No. 30');

        (5) all items of gain, loss or expense related to restructuring charges of subsidiaries whose operations are not included in operating income for the fiscal year;

        (6) all items of gain, loss or expense related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30;

        (7) any profit or loss attributable to the business operations of any entity acquired by the Company or any consolidated subsidiary during the Plan Year;

        (8) the reduction in carrying value of long-lived assets, in accordance with FASB Pronouncement No. 121 and/or FASB Pronouncement No. 144, and any amendment, restatement, modification, supplement or successor thereto; and

        (9) all items of expense related to equity-based compensation determined in accordance with the standards established by Opinion No. 25 of the Accounting Principles Board or FASB Pronouncement No. 123, and any amendment, restatement, modification, supplement or successor thereto.

In addition, operating income will not be adjusted for a minority interest holder's share of a consolidated subsidiary's operating income or loss.

    24. Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other optionee or grantee) as the Committee determines appropriate including, without limitation, provisions to assist the optionee or grantee in financing the purchase of Shares upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Shares acquired under any Option, provisions giving the Company the right to repurchase Restricted Shares or Shares acquired under any Option in the event the optionee or grantee elects to dispose of such Shares and provisions allowing the optionee or grantee to elect to defer the receipt of payment in respect of awards for a specified period or until a specified event.

    25. Amendment and Discontinuance. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the Plan (including as necessary to prevent awards which are intended to qualify as 'performance-based compensation' for purposes of Section 162(m) of the Code to fail to so qualify) and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair any rights under any award theretofore made under the Plan shall not to that extent be effective without the consent of the person to whom such award was made.

    26. Applicable Laws. The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the Shares reserved for issuance upon the exercise of Options granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

    27. Governing Laws. The Plan shall be applied and construed in accordance with and governed by the law of the State of Delaware without regard to the principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware, to the extent such law is not superseded by or inconsistent with Federal law.

    28. Effective Date and Duration of Plan. The Plan shall become effective on the date of its approval by the stockholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 162(m) of the Code. The term during which awards may be granted under the Plan shall expire on June 4, 2012.

    29. Amendments to Agreements. Notwithstanding any other provision of the Plan, the Board of Directors, or any authorized committee thereof, may amend the terms of any agreement entered into in connection with any award granted pursuant to the Plan, provided that the terms of such amendment are not inconsistent with the terms of the Plan.

                                   APPENDIX 1

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                             TRIARC COMPANIES, INC.

                              Tuesday, June 4, 2002

                                ADMISSION TICKET


                             TRIARC COMPANIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, JUNE 4, 2002

     The 2002 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Tuesday, June 4, 2002, at 12:00 noon, local time, in Auditoriums C and D, at the offices of Bear Stearns & Co., Inc., 2nd floor, 383 Madison Avenue, New York, New York, for the purposes listed on the reverse side:

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                  SEE REVERSE
                                                                      SIDE

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             TRIARC COMPANIES, INC.
                              Tuesday, June 4, 2002

Co. #____________                                          Acct.#_____________

                    PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.



                                ADMISSION TICKET

YOUR CONTROL NUMBER IS                  [                       ]

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example using
      dark ink only.

                          FOR all nominees                WITHHOLD
                       listed at right (except           AUTHORITY
                          as marked to the        to vote for all nominees
                          contrary below)             listed at right.


1. To elect nine                [ ]                        [ ]
(9) directors to
hold office as
specified in
the accompanying Proxy Statement.

To withhold authority to vote for an individual nominee, write such nominee's name on the line provided.


---------------------------------


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NINE
            (9) NOMINEES NAMED BELOW AND FOR PROPOSALS 2 AND 3 BELOW.

Nominees:
Nelson Peltz
Peter W. May
Hugh L. Carey
Clive Chajet
Joseph A. Levato
David E. Schwab II
Jeffrey S. Silverman
Raymond S. Troubh
Gerald Tsai, Jr.

                                                         FOR   AGAINST  ABSTAIN

2.   To take action with respect to to the adoption
     of the Company's 2002 Equity Participation Plan.    [ ]     [ ]      [ ]

3.   To ratify the appointment of Deloitte & Touche LLP
     as the Company's independent certified
     public accountants.                                 [ ]     [ ]      [ ]

4.   To transact such other matters as may properly
     come before the meeting or any adjournment or
     postponement thereof.                               [ ]     [ ]      [ ]

Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock at the close of business on April 8, 2002.

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the You may enclosed envelope. nevertheless vote in person if you attend the meeting.


I plan to attend the Annual Meeting [ ]

Signature:____________________________________ Date:___________________

Signature:____________________________________ Date:___________________

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SIGNING AS ATTORNEY,
      ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN BY PRESIDENT OR OTHER AUTHORIZED OFFICER AND INDICATE TITLE. IF SHARES ARE REGISTERED IN THE NAMES OF JOINT TENANTS OR TRUSTEES, EACH TENANT OR TRUSTEE IS REQUIRED TO SIGN.